Exhibit 10.21

SUCCESSOR AGENT AGREEMENT,

FIRST AMENDMENT TO CREDIT AGREEMENT

AND

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This SUCCESSOR AGENT AGREEMENT, FIRST AMENDMENT TO CREDIT AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is dated as of June 15, 2020 by and among WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), FP CREDIT PARTNERS, L.P. (“FP”), in its capacities as the administrative agent and collateral agent (in such capacities, the “Existing Agent”) under the Credit Agreement (as defined below) for the Lenders (as defined below), the Required Lenders (as defined in the Credit Agreement described below), and EVENTBRITE, INC., a Delaware corporation (“Borrower”).

WHEREAS, reference is made to (i) that certain Credit Agreement, dated as of May 9, 2020 (the “Existing Credit Agreement”, and as amended, restated, supplemented, amended and restated or otherwise modified from time to time, including by this Agreement, the “Credit Agreement”), by and among the Borrower, the lenders party thereto from time to time (the “Lenders”), and the Existing Agent; (ii) that certain Security Agreement in favor of the Existing Agent, dated as of May 9, 2020 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) by and among the Loan Parties; and (iii) that certain Guaranty Agreement, dated as of May 9, 2020 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty Agreement”, and, together with the Credit Agreement, the Security Agreement and the other Loan Documents, collectively, the “Loan Documents”). Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Credit Agreement;

WHEREAS, the Existing Agent is resigning as Administrative Agent under the Loan Documents and such resignation shall become effective on the date hereof;

WHEREAS, the Required Lenders desire to appoint Wilmington Trust to act as the successor Administrative Agent under the Loan Documents pursuant to Section 8.05 of the Credit Agreement (in such capacity, the “Successor Agent”);

WHEREAS, the Borrower consents to the appointment of Wilmington Trust as the Successor Agent as described herein pursuant to Section 8.05 of the Credit Agreement; and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resignation and Appointment of Administrative Agent.

(a) Pursuant to Section 8.05 of the Credit Agreement, on the Effective Date (as defined below) (i) the Existing Agent’s resignation as the Administrative Agent shall be effective, the Required Lenders shall accept the resignation of FP as Administrative Agent under the Loan Documents, and FP shall have no further obligations under the Loan Documents in its capacity as Administrative Agent (other than the obligations set forth in Section 5 below), (ii) the Required Lenders hereby appoint Wilmington Trust to act as the Successor Agent, effective as of the Effective Date, (iii) the Borrower hereby consents to the appointment of Wilmington Trust to act as the Successor Agent, (iv) the Successor Agent hereby accepts the appointment to act as the Administrative Agent under the Loan Documents, and (v) the Borrower and the Required Lenders hereby waive the 5 days’ prior written notice of resignation required by Section 8.05(a) of the Existing Credit Agreement. The Required Lenders and the Borrower waive any other inconsistency or conflict with the provisions in Section 8.05 of the Credit Agreement with respect to the resignation of FP as Administrative Agent and the appointment of Wilmington Trust as the Successor Agent. Each of the parties hereto agrees to execute all documents and take such further action as necessary to evidence the appointment of Wilmington Trust as the Successor Agent and the assignment of the Liens and security interests to the Successor Agent hereunder.

(b) The Existing Agent hereby assigns to the Successor Agent each of the Liens and security interests assigned to the Existing Agent (in its capacity as Administrative Agent under the Credit Agreement and the other Loan Documents for the benefit of the Secured Parties) under the Loan Documents, and the Successor Agent hereby assumes all such Liens, for its benefit and for the benefit of the Secured Parties, as described herein.

(c) Wilmington Trust’s appointment as Successor Agent and the assignment and assumption of the Liens and security interests described above shall be effective on the date on which all of the following conditions have been satisfied (such date, the “Effective Date”): (i) the Existing Agent receives duly executed counterparts (in accordance with Section 18 hereof) of this Agreement that, when taken together, bear the signatures of the Existing Agent, the Borrower, the Successor Agent and the Required Lenders; (ii) the Successor Agent and the Borrower shall have executed and delivered a fee letter in relation to the annual agency fee and any other related fees paid to the Administrative Agent by the Borrower (the “Successor Agent Fee Letter”); and (iii) the Successor Agent shall have received payment in immediately available funds of its accrued and unpaid fees, costs and expenses (including, without limitation, legal expenses) pertaining to its role as Successor Agent under the Loan Documents, including any fees, costs and expenses pursuant to the Successor Agent Fee Letter or Section 7(a) below.

(d) Upon the Effective Date, the Existing Agent and each of the Loan Parties authorizes the Successor Agent to file any assignments or amendments with respect to the UCC financing statements (including the UCC financing statements set forth on Schedule 4), mortgages, filings at the United States Patent and Trademark Office and the United States Copyright Office, and other filings in respect of the Collateral as the Successor Agent reasonably deems necessary or appropriate (at the instruction of the Required Lenders) to evidence the Successor Agent’s succession as Administrative Agent under the Credit

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Agreement and the Loan Documents and each Loan Party agrees to execute any documentation and to take such other actions as may reasonably be necessary to evidence the resignation and appointment described herein; provided that the Existing Agent shall bear no responsibility for any actions taken or omitted to be taken by the Successor Agent under this clause (d).

2. Rights, Duties and Obligations.

(a) As of the Effective Date, the Successor Agent shall be vested with all the rights, powers, discretion and privileges of the Existing Agent as described in the Loan Documents and the Successor Agent assumes, from and after the Effective Date, the obligations, responsibilities and duties of the Existing Agent in accordance with the terms of the Loan Documents, and, except as set forth in Section 5 below, the Existing Agent is discharged from all its duties and obligations as the Administrative Agent under the Loan Documents. Nothing in this Agreement shall be deemed a termination of the rights, benefits, immunities, exculpatory provisions and indemnities in favor of the Administrative Agent (collectively, the “Protective Provisions”) of any Loan Document (including, without limitation, Article VIII and Section 9.03 of the Credit Agreement, which provisions shall continue in effect for the benefit of the Existing Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as the Existing Agent or after the date hereof) that survive the Existing Agent’s resignation pertaining to FP in its capacity as Administrative Agent. Any amounts owed to the Existing Agent under this Agreement or under the Loan Documents in its capacity as the Existing Agent shall constitute “Obligations” for all purposes of the Loan Documents and shall be entitled to the priority currently afforded thereto by the terms of the Loan Documents. The parties hereby agree that the Protective Provisions shall apply to all actions taken by FP in its capacity as the Existing Agent under or in connection with this Agreement or the Loan Documents, whether taken before, on or after the Effective Date. The Successor Agent hereby acknowledges that (i) except for the certifications set forth in Section 3, neither the Existing Agent nor any of its Related Parties has made or shall be deemed to have made any representation or warranty to the Successor Agent and (ii) it has, independently and without reliance upon the Existing Agent or any of its Related Parties, made its own decision to enter into this Agreement and the transactions contemplated hereby.

(b) Wilmington Trust shall bear no responsibility or liability for any actions taken or omitted to be taken by FP while it served as Existing Agent under the Credit Agreement and the other Loan Documents or for any other actions, omissions, events, or claims related to the Loan Documents which occurred or arose prior to the Effective Date (including, without limitation, calculations, determinations, or distributions made under the Loan Documents prior to the Effective Date).

(c) As of the Effective Date, FP shall bear no responsibility for any actions taken or omitted to be taken by Wilmington Trust as Successor Agent under the Credit Agreement and the other Loan Documents.

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(d) The Protective Provisions shall apply with respect to any and all losses, claims, damages, liabilities, costs and expenses that the Successor Agent or its Related Parties suffers, incurs or is threatened with arising out of or relating to (i) this Agreement and any other Loan Document, (ii) the performance of the parties hereto of their respective obligations hereunder, (iii) the consummation of the transactions, succession and assignment contemplated hereby or (iv) any actions, omissions, events, occurrences or claims described in clause 2(b) above.

(e) The Successor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon (including, without limitation, for the purpose of making any calculation, determination, or distribution under the Loan Documents), the records, Register, and other information supplied to it by any Lender, FP, the Borrower or the other Loan Parties. The Loan Parties and the Required Lenders acknowledge and agree that the Successor Agent (i) shall be entitled to rely upon, and shall be fully protected in relying upon, the list of material Loan Documents set forth in Schedule 1, and (ii) shall not be deemed to have any knowledge or notice of any material Loan Document that is not set forth on Schedule 1 until it has actually received a copy or notice of such Loan Document. The Required Lenders acknowledge and agree that the Successor Agent (x) shall be entitled to rely upon, and shall be fully protected in relying upon, the list of UCC filings set forth in Schedule 4, and (y) shall not be deemed to have any knowledge or notice of any UCC filing that is not set forth on Schedule 4 until it has actually received a copy or notice of such UCC filing, as applicable.

(f) The Successor Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given after the Effective Date to the Successor Agent by the Borrower or a Lender in accordance with the Credit Agreement.

(g) Each of the parties hereto acknowledges and agrees that Wilmington Trust, in succeeding to the position of Administrative Agent, (i) has undertaken no analysis of the Loan Documents or the Collateral and (ii) has made no determination as to (x) the validity, enforceability, effectiveness, perfection, or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect, maintain or continue the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents. Wilmington Trust shall be entitled to assume that, as of the date hereof, all Liens purported to be granted and perfected pursuant to the Loan Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents.

3. Information Regarding Status of Loan Documents.

The Existing Agent certifies to the Successor Agent that:

(a) Current Lenders and Loan Status. The Register maintained by the Existing Agent, which Register contains (i) a true and correct list of the Lenders and the outstanding principal amount of, and accrued interest payable on, the Loans owing to each such Lender under the Credit Agreement as of the Effective Date and (ii) any other fees, charges and expenses due and payable to the Existing Agent or the Lenders as of the Effective Date, has been delivered to the Successor Agent.

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(b) Loan Documents. Schedule I is a list of the material Loan Documents, and as of the date hereof there have been no amendments, supplements, waivers or consents to such Loan Documents, to which the Existing Agent has knowledge or is a party, except as set forth in Schedule II.

(c) Possessory Collateral. Schedule III is a list of the Collateral in the possession of the Existing Agent.

4. Representations and Warranties.

(a) Each Lender signatory hereto hereby severally, and not jointly, represents and warrants to the Successor Agent and to the Existing Agent that, as of the date hereof, all information pertaining to such Lender as set forth below its signature block is true and correct.

(b) Other than as expressly set forth herein, this Agreement is made without representation or warranty of any kind, nature or description on the part of any party hereto; provided that the foregoing shall not affect any of the covenants or agreements contained in the other paragraphs hereof. Without limiting the generality of the foregoing, the Successor Agent acknowledges that the Existing Agent has not made any representation or warranty to the Successor Agent as to the financial condition of the Borrower or the value, collectability or realization of any Collateral or any Obligations of the Loan Parties or as to the legality, validity, enforceability, perfection or priority of any Obligations of the Loan Parties or the Collateral. The Successor Agent acknowledges that it has made, to the extent determined by it to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to its appointment as Administrative Agent under the Loan Documents.

5. Covenants of the Existing Agent.

(a) Until such time as all Collateral in the possession or control of the Existing Agent (in its capacity as such) and all Liens granted in favor of the Existing Agent (in its capacity as such) in the Collateral have been assigned or otherwise transferred to the Successor Agent, the Existing Agent shall continue to hold such Collateral and/or Liens on such Collateral as a sub-collateral agent and bailee of the Successor Agent in accordance with the terms of the Loan Documents, solely for the purposes of maintaining the priority and perfection of such Liens. Notwithstanding anything herein to the contrary or the effectiveness of the terms hereof, each Loan Party agrees that all of such Liens granted by any Loan Party, shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by each Loan Party. Without limiting the generality of the foregoing, (i) any reference to the Existing Agent on any publicly filed document, to the extent such filing relates to the Liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such

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Liens and security interests, constitute a reference to the Existing Agent as collateral representative of the Successor Agent, and (ii) any Collateral in the possession or control of the Existing Agent shall be deemed to be held or controlled, as applicable, by the Existing Agent as sub-collateral agent and bailee for the Successor Agent until such time as such Collateral has been delivered to the Successor Agent or control of such Collateral has been assigned to the Successor Agent, as applicable (provided, that the parties hereto agree that the Existing Agent’s role as such collateral representative shall impose no duties, obligations, or liabilities on the Existing Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Required Lenders, or otherwise and the Existing Agent shall have the full benefit of the Protective Provisions of Article VIII of the Credit Agreement including, without limitation, Section 8.02, while serving in such capacity). The Successor Agent agrees to take possession of any possessory collateral delivered to the Successor Agent following the Effective Date upon tender thereof by the Existing Agent.

(b) In furtherance of the foregoing, it is understood and agreed that the Existing Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies under the Loan Documents) under the Loan Documents unless expressly requested in writing by the Successor Agent or otherwise required by the Loan Documents. The Existing Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Existing Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Existing Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

6. Successor Agent’s Fees and Expenses. Commencing on the Effective Date, (a) the Successor Agent shall be entitled to receive the agency fees separately agreed upon by the Borrower and the Successor Agent, and such fees shall constitute “Obligations” for all purposes of the Loan Documents and (b) the Existing Agent shall cease to be entitled to receive any agency fee as Administrative Agent relating to the Loan Documents; provided that the Existing Agent shall remain entitled to receive from the Borrower any unpaid fees owed to it by the Borrower pursuant to Section 2.13 of the Credit Agreement or any unpaid expenses or other amounts owed to it by the Borrower pursuant to Section 9.03 of the Credit Agreement. All other Protective Provisions shall remain in full force and effect for the benefit of the Successor Agent and the Existing Agent in respect of actions taken or omitted to be taken by either of them while acting as the Administrative Agent.

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7. Indemnity; Release of Liability.

(a) Each Loan Party confirms and agrees that the reimbursement and indemnification provisions set forth in Section 9.03 of the Credit Agreement will apply and be enforceable by the Existing Agent (for the period of time when it was Administrative Agent) and the Successor Agent in respect of their respective preparation, negotiation, execution and delivery of this Agreement and the other instruments and agreements provided for herein, all actions taken or omitted by the Existing Agent (during the period of time when it was Administrative Agent) and the Successor Agent and all claims based upon or arising in connection with any of the foregoing (and, for the avoidance of doubt, without in any way limiting the provisions of such Section 9.03). Each of the Existing Agent (during the period of time when it was Administrative Agent) and the Successor Agent reserves the right to enforce, in respect of such execution, delivery, actions or claims, each and all of the rights, benefits, immunities, exculpatory provisions and indemnities enforceable by the Existing Agent and the Successor Agent (as applicable) under the Protective Provisions (and, for the avoidance of doubt, without in any way limiting such Protective Provisions).

(b) The Borrower hereby releases any and all claims against the Existing Agent and each Related Party of the Existing Agent solely arising out of, in any way connected with, or as a result of the Existing Agent’s resignation as Administrative Agent under the Loan Documents.

8. Amendments. By their respective signatures below, the Borrower, each Guarantor and each undersigned Lender hereby consents to the following amendments to the Loan Documents and upon the execution of this Agreement by the Borrower and the Lenders constituting the Required Lenders, the Loan Documents shall thereupon be deemed amended as provided for below:

(a) All references to FP as Administrative Agent in the Loan Documents are hereby amended to reference Wilmington Trust as Administrative Agent.

(b) The Credit Agreement is hereby amended as set forth in Exhibit A attached hereto.

(c) The Security Agreement is hereby amended as follows:

(i) Section 6.06 of the Security Agreement is hereby amended and restated as follows:

“6.06 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 6.06, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Section 6, shall be applied by the Administrative Agent:

“First, to the payment of fees, expenses, indemnities, and other amounts payable to the Administrative Agent and its Related Parties (including fees and expenses of its agents and counsel and any advances made by the Administrative Agent)

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Next, to the payment of fees, expenses, and indemnities payable to each Lender, equally and ratably, under the Loan Documents (including fees and expenses of counsel to the Lenders);

Next, to the payment in full of the other Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

Finally, to the payment to the respective Securing Party, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, no amounts received from any Securing Party shall be applied to any Excluded Hedging Obligation or Excluded Swap Obligations.”

(ii) Section 6.09 of the Security Agreement is hereby amended by replacing the last sentence with the following:

“The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Securing Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.”

(iii) Section 7.10 of the Security Agreement is hereby amended and restated in its entirety as follows:

“Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents or attorneys-in-fact.”

(d) The form of Assignment and Assumption is hereby amended as set forth in Exhibit B attached hereto.

(e) Schedule 9.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit C attached hereto.

9. Entire Agreement. This Agreement states the entire agreement and supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto.

10. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

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11. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions relating hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Existing Agent, the Successor Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will prevent the Successor Agent or any Lender from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established.

12. Authorization.

(a) Each of the undersigned Lenders hereby severally, and not jointly, represents and warrants to the Existing Agent and the Successor Agent that such Person is duly authorized to execute and perform its obligations under this Agreement.

(b) The Borrower and each Guarantor hereby jointly and severally represents and warrants that it is duly authorized to execute and perform its obligations under this Agreement and that such execution is not prohibited by law.

13. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED IN ALL RESPECTS BY, THE LAWS OF THE STATE OF NEW YORK.

15. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

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16. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

17. References to and Effect on the Loan Documents.

(a) Except as specifically modified by this Agreement, the Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms;

(b) Upon the execution and delivery of this Agreement by the Existing Agent, the Successor Agent, the Required Lenders and the Loan Parties, this Agreement shall be considered to be a Loan Document, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Agreement; and

(c) The Existing Agent, the Successor Agent and the Secured Parties expressly reserve all of their rights and remedies under the Loan Documents, and applicable law, including, without limitation, their rights and remedies arising as a result of any Defaults or Events of Default that have occurred or may occur subsequent to the execution and delivery of this Agreement, all rights and remedies against the Collateral and all rights and remedies with respect to all unpaid Obligations.

18. Counterparts and Facsimile. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Agreement by facsimile or electronic mail in portable document format (.pdf), and such facsimile or electronic mail signatures shall be deemed to be the same as signatures. Section 9.17 (Electronic Signatures) of the Credit Agreement is hereby incorporated by reference.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and authorized officers as of the day and year first written above.

FCP CREDIT PARTNERS, L.P., as the Existing Agent

By: FP Credit Partners GP, L.P.
Its: General Partner

By: FP Credit Partners GP Management, LLC
Its: General Partner

By:	/s/ Scott Eisenberg
Name:	Scott Eisenberg
Title:	Managing Director

[Signature Page to Successor Agent Agreement, First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents]

FP EB AGGREGATOR, L.P., as Lender

By: FP Credit Partners GP Management, LLC
Its: General Partner

By: Francisco Partners GP V Management, LLC
Its: General Partner

By:	/s/ Steve Eisner
Name:	Steve Eisner
Title:	General Counsel

[Signature Page to Successor Agent Agreement, First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents]

EVENTBRITE, INC., as the Borrower

By:	/s/ Charles Baker
Name:	Charles Baker
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

EVENTBRITE INTERNATIONAL, INC., as a Subsidiary Securing Party

By:	/s/ Charles Baker
Name: Charles Baker
Title: Chief Financial Officer

EVENTIOZ HOLDINGS, INC., as a Subsidiary Securing Party

By:	/s/ Charles Baker
Name: Charles Baker
Title: Treasurer

EVENTIOZ, INC., as a Subsidiary Securing Party

By:	/s/ Charles Baker
Name: Charles Baker
Title: Treasurer

TICKETFLY, LLC, as a Subsidiary Securing Party

By:	/s/ Charles Baker
Name: Charles Baker
Title: Manager

[Signature Page to Successor Agent Agreement, First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Successor Agent

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

[Signature Page to Successor Agent Agreement, First Amendment to Credit Agreement and Omnibus Amendment to Loan Documents]

Exhibit A

Amendment to Credit Agreement

[see attached]

EXECUTION VERSION

EXHIBIT A

CREDIT AGREEMENT

dated as of

May 9, 2020

among

EVENTBRITE, INC.,

the LENDERS party hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

SCHEDULE 1.01(a)	–	Commitments
SCHEDULE 1.01(b)	–	Mortgaged Properties
SCHEDULE 1.01(c)	–	Permitted Holders
SCHEDULE 3.06(a)	–	Litigation
SCHEDULE 3.06(b)	–	Environmental Matters
SCHEDULE 3.15	–	Subsidiaries
SCHEDULE 5.12	–	Post-Closing Obligations
SCHEDULE 6.01	–	Existing Indebtedness
SCHEDULE 6.02	–	Existing Liens
SCHEDULE 6.06	–	Existing Investments
SCHEDULE 6.09	–	Restrictive Agreements
SCHEDULE 9.01	–	Addresses for Notices

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Term Loan Note
EXHIBIT E	Form of Subsidiary Joinder Agreement
EXHIBIT F	Form of U.S. Tax Compliance Certificate
EXHIBIT G	Form of Solvency Certificate
EXHIBIT H	Form of Guaranty Agreement
EXHIBIT I	Form of Security Agreement

CREDIT AGREEMENT, dated as of May 9, 2020 (this “Agreement”), among EVENTBRITE, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of (a) Initial Term Loans (as hereinafter defined) on the Initial Funding Date (as hereinafter defined) in an aggregate principal amount not to exceed $125.0 million and (b) Delayed Draw Term Loans (as hereinafter defined) at any time during the Delayed Draw Term Availability Period (as hereinafter defined) in an aggregate principal amount not to exceed the aggregate amount of Aggregate Delayed Draw Term Commitment; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquisition” means the acquisition by the Borrower or any other Loan Party, in one transaction or a series of related transactions, of (a) Capital Stock of any other Person if, after giving effect thereto, (i) more than 50% of the Capital Stock of such other Person is owned by the Borrower or any other Subsidiary and (ii) such other Person is consolidated with the Borrower in accordance with GAAP, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

“Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties hereunder, and each of its successors and assigns as permitted under this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Delayed Draw Term Commitment” shall mean (a) prior to September 30, 2021, the lesser of (i) $100,000,000 and (ii) if any Convertible Indebtedness is incurred pursuant to Section 6.01(f), (x) $325,000,000 minus (y) the sum of (A) the aggregate principal amount of Initial Term Loans outstanding at such time and (B) the aggregate principal amount of such Convertible Indebtedness outstanding at such time, in each case, as such amount may be reduced by the Borrower in accordance with this Agreement and (b) thereafter, $0.

“Aggregate Term Commitment” shall mean (a) the combined Initial Term Commitment and Delayed Draw Term Commitment, in each case, of the Lenders on the Effective Date and (b) after the Initial Funding Date, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Initial Term Loans plus (ii) the aggregate then unpaid principal amount of such Lender’s Delayed Draw Term Loans, if any, plus (iii) the aggregate then unutilized Delayed Draw Term Commitments, if any, of the Lenders, in each case, as such amount may be further decreased from time to time pursuant to, and in accordance with the terms of, this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes hereunder; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Applicable Prepayment Premium” has the meaning set forth in Section 2.13(b).

“Applicable Withholding Agent” has the meaning set forth in Section 2.18(a).

“Approved Electronic Platform” has the meaning set forth in Section 8.03.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any Disposition of property or series of related Dispositions of property permitted by Sections 6.04(m) and 6.04(q).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means the amount, not less than zero in the aggregate, determined on a cumulative basis equal to, on any date,

(a) $5,000,000, plus

(b) an amount (which amount shall not be less than zero) equal to 50% of the cumulative Consolidated Operating Income of the Borrower and its Subsidiaries for all fiscal quarters of the Borrower from the first day of the fiscal quarter of the Borrower during which the Effective Date occurs to the end of the Borrower’s most recently ended fiscal quarter prior to such date, plus

(c) the aggregate amount of capital contributions to the capital of the Borrower from a Person other than a Loan Party or any of its Subsidiaries made in cash or Cash Equivalents or other property (based on the fair market value (as reasonably determined by the Borrower) of such other property) after the Effective Date (but excluding any amounts used to make Investments pursuant to Section 6.06(r)), plus

(d) the cumulative amount of net proceeds received by the Borrower or any Subsidiary after the Effective Date and on or prior to such date from (i) the sale of Capital Stock (other than Disqualified Stock) of the Borrower (but, for the avoidance of doubt, excluding any proceeds used for Investments pursuant to Section 6.06(r)), (ii) the incurrence of Indebtedness by the Borrower or any Subsidiary after the Effective Date owed to a Person that is not a Loan Party or a Subsidiary or an Affiliate of a Loan Party that is converted into Capital Stock (other than Disqualified Stock) of the Borrower and (iii) the Disposition to any Person (other than the Borrower or a Subsidiary) of or other return of capital with respect to any Investment made pursuant to Section 6.06(m) or profit with respect to any Investment made pursuant to Section 6.06(s); minus

(e) the aggregate amount of the Available Amount used after the Effective Date and prior to such date to make any (i) Investments pursuant to Section 6.06(m), (ii) Restricted Payments pursuant to Section 6.07(g) or (iii) Restricted Debt Payments pursuant to Section 6.10(a)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any Affiliate of any Lender: (a) commercial credit cards, other commercial cards, purchase cards and merchant card services, (b) stored value cards, (c) treasury management services or other payment services (including, without limitation, electronic payment service, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Required Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Eventbrite, Inc., a Delaware corporation.

“Borrower Obligations” means all of the Obligations of the Borrower.

“Borrowing” means a borrowing of Loans pursuant to Section 2.01.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) or in respect of software development costs during such period computed in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Effective Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Effective Date that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing. Notwithstanding the foregoing, Convertible Indebtedness shall not constitute Capital Stock.

“Cash Equivalent” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Obligations” means any and all obligations of the Borrower or any Subsidiary arising out of (a) the execution or processing of electronic transfers of funds by automated clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower and/or any Subsidiary now or hereafter maintained with any financial institution or affiliate thereof, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft and cash management services afforded to the Borrower or any Subsidiary by any such financial institution or affiliate thereof and (d) Banking Services.

“Cash Operating Expenses” means, for any period, an amount equal to, without duplication, (a) the sum of (i) operating expenses and (ii) capitalized software and research and development costs, minus (b) the sum of (i) stock-based compensation solely to the extent not included in the calculation of cost of net revenues, (ii) depreciation and amortization solely to the extent not included in the calculation of cost of net revenues, (iii) restructuring and reorganization costs not to exceed $2,000,000 in any fiscal quarter, (iv) integration costs, (v) expenses related to the portion of any sales proceeds advanced to a Creator prior to the completion or fulfillment of the underlying sales obligations that are in excess of $2,000,000 in any fiscal quarter (it being understood that only such excess amount shall be included in this clause (v)) and (vi) other one-time charges.

“Cash Pay Interest” has the meaning set forth in Section 2.14(a).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (other than the Permitted Holders) (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; or (b) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the Effective Date, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved by the board of directors of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, or any rules, regulations, interpretations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Loans made pursuant to Extended Term Loans (it being understood that Initial Term Loans and Delayed Draw Term Loans shall constitute a Loan or Borrowing of the same Class) and (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, a Delayed Draw Term Commitment or any commitment to provide Extended Term Loans pursuant to any Extension Amendment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in the Security Agreement and all of the “Collateral” as defined in any Security Document and any other asset pledge pursuant to any Security Document.

“Commitment” means, as to any Lender, (a) the Initial Term Commitment and the Delayed Draw Term Commitment of such Lender, and (b) the commitment of such Lender to provide Extended Term Loans, if any, pursuant to any Extension Amendment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any Person (which, for purposes of this definition, shall be deemed to exclude any natural person and any Governmental Authority) which is engaged in similar business operations as the Borrower and its Subsidiaries.

“Competitor Holding Company” means a direct or indirect holding company of a Competitor.

“Consolidated Adjusted EBITDA” means, for any period, an amount equal to (a) the sum of (i) gross profit, (ii) depreciation and amortization solely to the extent included in the calculation of cost of net revenues and (iii) stock-based compensation solely to the extent included in the calculation of cost of net revenues minus (b) Cash Operating Expenses. For the purposes of calculating Consolidated Adjusted EBITDA for any Reference Period, (x) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Asset Sale, the Consolidated Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) attributable to the property that is the subject of such Asset Sale for such Reference Period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period the Borrower or any Subsidiary shall have made an Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis.

“Consolidated Operating Income” means, for any period, the consolidated operating income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary of the Borrower (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided that, for the avoidance of doubt, consolidated interest expense and consolidated tax expense shall be excluded.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Indebtedness” means Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either convertible or exchangeable into Capital Stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock).

“Creators” means creators or organizers of events that have sold or otherwise distributed tickets or other information for such events using the Borrower or any of its Subsidiaries’ event ticketing and management platform.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) [reserved] or (iii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Loan Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Deferred Upfront Fee” has the meaning set forth in Section 2.13(a).

“Delayed Draw Term Availability Period” means the period commencing on December 31, 2020 and ending on the earlier of (a) September 30, 2021 and (b) the date on which the Borrower is no longer permitted to request Delayed Draw Term Loans pursuant to the terms of this Agreement.

“Delayed Draw Term Commitment” as to any Lender, the obligation of such Lender, if any, to make Delayed Draw Term Loans to the Borrower in a principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Commitment” opposite such Lender’s name on Schedule 1.01(a). The aggregate amount of Delayed Draw Term Commitments is (a) prior to September 30, 2021, the lesser of (i) $100,000,000 and (ii) if any Convertible Indebtedness is incurred pursuant to Section 6.01(f), (x) $325,000,000 minus (y) the sum of (A) the aggregate principal amount of Initial Term Loans outstanding at such time and (B) the aggregate principal amount of such Convertible Indebtedness outstanding at such time, in each case, as such amount may be reduced by the Borrower in accordance with this Agreement and (b) thereafter, $0

“Delayed Draw Term Funding Date” means the date on which the conditions specified in Sections 4.03 and 4.04 are satisfied (or waived in accordance with Section 9.02).

“Delayed Draw Term Lender” means each Lender that has a Delayed Draw Term Commitment or holds a Delayed Draw Term Loan.

“Delayed Draw Term Loan” has the meaning set forth in Section 2.01

“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by the Borrower in good faith) of non-cash consideration received by the Borrower or any of its Subsidiaries in connection with a Disposition that is so designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Borrower minus the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 3.06(a) and the environmental matters disclosed in Schedule 3.06(b).

“Disposition” or “Dispose” means, with respect to any property or right, any sale, lease, sale and leaseback, license, assignment, conveyance, transfer or other disposition thereof (including by operation or as a result of an LLC Division) (excluding the sale by the Borrower of its own Capital Stock) but excluding licenses and leases entered into in the ordinary course of business or customarily entered into by companies in the same or similar line of business.

“Disqualified Lender” means (a) any Competitor or Competitor Holding Company and any Affiliate of any Competitor or Competitor Holding Company, in each case that is specified to the Administrative Agent by the Borrower in writing by name on the Effective Date (the list of such Persons, the “Disqualified Lenders List”), (b) any additional Competitor or Competitor Holding Company and any additional Affiliate of any Competitor or Competitor Holding Company, in each case that has been specified by the Borrower in writing to the Administrative Agent after the Effective Date, and (c) any Affiliate of any Person described in the foregoing clauses (a) or (b) that is clearly identifiable solely on the basis of the similarity of its name as an Affiliate of such Person(s); provided that notwithstanding anything herein to the contrary, (i) any person that is a Lender and subsequently becomes a Disqualified Lender will be deemed to not be a Disqualified Lender hereunder, (ii) “Disqualified Lender” shall exclude any Person identified by the Borrower as no longer being a “Disqualified Lender” by written notice to the Administrative Agent, and (iii) in no event shall the designation of any Person as a Disqualified Lender pursuant to the foregoing clause (b) apply (x) to disqualify any Person until three (3) Business Days after such Person shall have been identified in writing to the Administrative Agent via electronic mail submitted to jfeil@wilmingtontrust.com (or to such other address as the Administrative Agent may designate to the Borrower from time to time) (the “Designation Effective Date”), or (y) retroactively to disqualify any Person that, prior to the Designation Effective Date, has (1) acquired an assignment or participation interest under this Agreement or (2) entered into a trade to acquire an assignment or participation interest under this Agreement.

“Disqualified Lenders List” has the meaning set forth in clause (a) of the definition of “Disqualified Lender”, as the same may be supplemented from time to time pursuant to clause (b) of the definition of “Disqualified Lender”.

“Disqualified Stock” means with respect to any Person, Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date (as determined as of the date of issuance of such Capital Stock); provided that if such Capital Stock is issued to any plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by any Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized or incorporated under the laws of any jurisdiction within the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the protection of the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any hazardous or toxic material or (iv) health and safety matters (as relating to exposure to any hazardous or toxic material).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class or type of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash” means, as of any date, an amount equal to (a) cash and cash equivalents (provided that not less than 75% of such cash and cash equivalents are held in one or more deposit accounts subject to a control agreement in favor of the Administrative Agent entered into in accordance with the Security Agreement), minus (b) accounts payable, creators minus (c) funds payable plus (d) funds receivable, in each case, as reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

“Excess Cash Flow” means, for any fiscal year, an amount (if any, but which amount shall not be less than zero) equal to:

(a) the sum, without duplication, of:

(i) Consolidated Operating Income for such fiscal year, adjusted to exclude any gains or losses attributable to the prepayment events described in Sections 2.12(c)(i) and (ii);

(ii) depreciation, depletion, amortization and other non-cash charges, expenses or losses deducted in determining such consolidated operating income or loss for such fiscal year; and

(iii) the amount, if any, by which Net Working Capital decreased during such fiscal year (except as a result of any acquisition or disposition or the reclassification of items from short-term to long-term or vice-versa);

minus

(b) the sum, without duplication, of:

(i) the amount of all non-cash gains, credits or benefits included in arriving at such Consolidated Operating Income for such fiscal year;

(ii) the sum of (x) the amount, if any, by which Net Working Capital increased during such fiscal year (except as a result of the reclassification of items from long-term to short-term or vice-versa) and (y) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such fiscal year;

(iii) the sum of, in each case except to the extent financed with Excluded Sources, (A) the aggregate amount of long-term liabilities (other than Indebtedness) paid in cash by the Borrower and its consolidated Subsidiaries during such fiscal year, (B) the aggregate amount of Capital Expenditures (including capitalized software expenses) by the Borrower and its consolidated Subsidiaries made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations), (C) the aggregate amount of cash consideration paid during such fiscal year by the Borrower and its consolidated Subsidiaries to make Acquisitions or acquisitions of intellectual property permitted hereunder, (D) the aggregate amount of Investments made in or to Persons that are not Affiliates of the Borrower pursuant to Section 6.06(s), (E) the aggregate amount of Restricted Payments made pursuant to Sections 6.07(b), (c) and (d), and (F) payments in cash made by the Borrower and its consolidated Subsidiaries with respect to any noncash charges added back pursuant to clause (a)(ii) above in computing Excess Cash Flow for any prior fiscal year;

(iv) the aggregate principal amount of long-term Indebtedness repaid or prepaid in cash by the Borrower and its consolidated Subsidiaries during such fiscal year (together with any related premium, make-whole or penalty payments paid in cash), excluding (x) revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (y) optional prepayments of Term Loans pursuant to Section 2.12(a) and (z) repayments or prepayments of long-term Indebtedness to the extent financed from Excluded Sources;

(v) payments and other contributions to employee pension benefit, retirement or similar plans, in each case paid in cash during such period;

(vi) without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or any planned cash expenditures (the “Planned Expenditures”), in each case, relating to Acquisitions, Investments permitted pursuant to Section 6.06(s), Capital Expenditures (including capitalized software expenses) or acquisitions of intellectual property to be, or expected to be, consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount of cash actually utilized to finance such Acquisitions, Investments permitted pursuant to Section 6.06(s), Capital Expenditures (including capitalized software expenses) or acquisitions of intellectual property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;

(vii) cash expenditures in respect of Swap Agreements during such fiscal year;

(viii) the amount of interest expense paid in cash (without duplication) in such period; and

(ix) the amount of Taxes (including penalties and interest) paid in cash (without duplication) or tax reserves set aside or payable with respect to such period in such period.

“Excess Cash Flow Period” means each full fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2020).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Hedging Obligation” means with respect to any Subsidiary Guarantor, any Hedging Obligation, if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party). If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Sources” means (a) proceeds of any incurrence or issuance of long-term Indebtedness (other than revolving Indebtedness) or Capital Lease Obligations, (b) the Net Cash Proceeds of any Disposition of assets made in reliance on Section 6.04(m) and (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any capital contributions to the Borrower.

“Excluded Subsidiary” means (a) each Immaterial Subsidiary, (b) each Foreign Subsidiary, (c) each Foreign Subsidiary Holding Company, (d) each direct or indirect Subsidiary of any Foreign Subsidiary or any Foreign Subsidiary Holding Company, (e) each Subsidiary to the extent that such Subsidiary is prohibited by any applicable law from guaranteeing the Guaranteed Obligations, (f) each Subsidiary if, and for so long as, the guarantee of the Guaranteed Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority or under any binding Contractual Obligation with any Person other than the Borrower or any Subsidiary existing on the Effective Date (or, if later, the date such Subsidiary is acquired (so long as such Contractual Obligation is not incurred in contemplation of such acquisition), except to the extent such consent, approval, license or authorization has actually been obtained, (g) [reserved], and (h) each Subsidiary with respect to which, as reasonably determined by the Borrower and the Required Lenders, the cost of providing a guarantee of the Guaranteed Obligations is excessive in view of the benefits to be obtained by the Guaranteed Parties in each case of this definition; provided that any such Subsidiary shall cease to be an Excluded Subsidiary at such time as (i) the foregoing clauses (a) through (h) cease to apply or (ii) the Borrower causes such Subsidiary to become a Subsidiary Guarantor.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any United States federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), or (ii) such Lender designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.18(a), (c) Taxes attributable to the recipients failure to comply with Section 2.18(e), and (d) any withholding Taxes imposed under FATCA.

“Extended Term Loans” has the meaning set forth in Section 2.24(a)(ii).

“Extension” has the meaning set forth in Section 2.24(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.24), each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.24 and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.24.

“Extension Offer” has the meaning set forth in Section 2.24(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letter” means the Fee Letter, dated as of June 15, 2020, among the Borrower and Administrative Agent.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Borrower that has no material assets other than the Capital Stock (or Capital Stock and Indebtedness) of one or more CFCs or other Foreign Subsidiary Holding Companies.

“FP Stock Purchase” means consummation of the Closing and the execution and delivery of the Ancillary Agreements (each defined term used in this definition, as defined in the FP Stock Purchase Agreement).

“FP Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated of the Effective Date, by and between the Borrower and FP EB Aggregator, L.P.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit, bankers’ acceptance or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) performance guarantees in the ordinary course of business or (iii) any liability of the Borrower or its Subsidiaries as a general partner of a partnership (other than a wholly-owned Subsidiary of the Borrower) in respect of the Indebtedness of such partnership.

“Guaranteed Parties” means, collectively, the Lenders, the Administrative Agent, any other holder from time to time of any Guaranteed Obligations and, in each case, their respective successors and permitted assigns.

“Guaranteed Obligations” has the meaning set forth in the Guaranty Agreement.

“Guaranty” means the Guarantee of the Guaranteed Obligations pursuant to the Guaranty Agreement.

“Guaranty Agreement” means the Guaranty Agreement among the Borrower and the Subsidiary Guarantors and the Administrative Agent in the form of Exhibit H.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), and any other agreements or arrangements designed to manage interest rates or interest rate risk and other agreements or arrangements designed to protect against fluctuations in currency exchange rates, whether or not any such agreement, arrangement or transaction is governed by or subject to any master agreement (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market).

“Hedging Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any Hedging Agreement.

“Immaterial Subsidiary” means any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financials have been delivered, have gross assets with a value in excess of 5.0% of the consolidated total assets of the Borrower and its Subsidiaries, on a consolidated basis, or revenues representing in excess of 5.0% of the total revenues of the Borrower and its Subsidiaries, on a consolidated basis, for the four fiscal quarters ended as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended for which financials have been delivered, did not have gross assets with a value in excess of 10.0% of consolidated total assets of the Borrower and its Subsidiaries, on a consolidated basis, or revenues representing in excess of 10.0% of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the four fiscal quarters ended as of such date; provided that (x) such Subsidiary is not obligated on any Indebtedness for borrowed money and (y) the Capital Stock in such Subsidiary is pledged as Collateral. Each Immaterial Subsidiary shall be set forth in Schedule 3.15, and the Borrower shall update such Schedule from time to time after the Effective Date as necessary to reflect all Immaterial Subsidiaries at such time.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) for purposes of Section 6.01 only, all obligations of such Person in respect of Hedging Agreements, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or accounts payable no later than 90 days past due, in each case incurred in the ordinary course of business, milestone payments incurred in connection with any investment or series of related investments, any earn-out obligation except to the extent such obligation is a liability on the balance sheet of such Person in accordance with GAAP at the time initially incurred and deferred or equity compensation arrangements payable to directors, officers or employees), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (such Indebtedness shall be limited to the lesser of (x) the amount of such Indebtedness and (y) the fair market value of the property securing such Indebtedness), (g) all

Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all monetary obligations under any receivables factoring, receivables sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, and (l) all Disqualified Stock. The Indebtedness of any Person shall (x) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (y) exclude (A) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (B) obligations under customary overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs (including cash pooling arrangements) and (C) bona fide indemnification, purchase price adjustment, earn-outs, holdback and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing. Notwithstanding the foregoing, a Permitted Bond Hedge Transaction shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Funding Date” means the date on which the conditions specified in Sections 4.02 and 4.03 are satisfied (or waived in accordance with Section 9.02).

“Initial Term Commitment” as to any Lender, the obligation of such Lender, if any, to make Initial Term Loans to the Borrower in a principal amount not to exceed the amount set forth under the heading “Initial Term Commitment” opposite such Lender’s name on Schedule 1.01(a). On the Effective Date, the aggregate amount of the Initial Term Commitments is $125,000,000.

“Initial Term Lender” means each Lender that has an Initial Term Commitment or holds an Initial Term Loan.

“Initial Term Loan” has the meaning set forth in Section 2.01

“Interest Payment Date” means the last day of September, December, March and June in each year, commencing with June 30, 2020.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities (including Capital Stock) of any other Person, (b) any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person (other than Indebtedness constituting trade payables in the ordinary course of business and excluding, in the case of the Borrower and its Subsidiaries, intercompany liabilities having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a division, business unit or line of business. For purposes of covenant compliance, the amount of any Investment shall be

(i) (x) the amount actually invested plus (y) the cost of any addition thereto that otherwise constitutes an Investment, in each case as determined immediately prior to the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents.

“Junior Indebtedness” means any Indebtedness of the Borrower or its Subsidiaries that is unsecured or junior or subordinated in right of payment or security to the Obligations.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any then-outstanding Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time, and including for the avoidance of doubt the Term Loan Maturity Date.

“Lenders” means the Persons listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Each Lender that executes and delivers an Extension Amendment shall, in each case, continue to be a Lender upon the effectiveness of such agreement.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (or any capital lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (i) any Acquisition or other Investment permitted under Section 6.06 by the Borrower or one or more of its Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.

“LLC Division” means the division of a limited liability company into two or more limited liability companies, with the dividing company continuing or terminating its existence as a result, whether pursuant to the laws of any applicable jurisdiction or otherwise.

“Loan Documents” means, collectively, this Agreement, the promissory notes (if any) executed and delivered pursuant to Section 2.11(e), the Fee Letter, the Security Documents, the Guaranty Agreement, any Extension Amendment and any amendment, waiver, supplement or other modification to any of the foregoing and any other document or instrument designated by the Borrower and either the Administrative Agent or the Required Lenders as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto. For the avoidance of doubt, “Loan Documents” shall not include the FP Stock Purchase Agreement or any warrant, equity or similar instrument.

“Loan Parties” means (a) the Borrower and (b) the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Make-Whole Amount” means an amount equal to the excess, if any, of (i) the present value as of the date of such prepayment of (A) the principal amount of Term Loans to be repaid plus (B) 12.00% of the principal amount of Term Loans so prepaid plus (C) all required interest payments due on the principal amount so prepaid through the first anniversary of the Initial Funding Date (excluding accrued and unpaid interest to such date), computed using a discount rate equal to the applicable Treasury Rate as of such date of prepayment plus 50 basis points over (ii) the principal amount of Term Loans to be repaid. The Administrative Agent shall have no responsibility for calculating the Make-Whole Amount.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means any event, development or circumstance that has had a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, excluding, solely for purposes of the representations and warranties in the Loan Documents that are made, or deemed made, on the Effective Date and Section 4.01(h), any impact related to the COVID-19 pandemic or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” has the meaning set forth in Section 5.11(b).

“Minimum Extension Condition” has the meaning set forth in Section 2.24(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust, security deed or like instrument granting a Lien on any Mortgaged Property given by any of the Loan Parties, as grantor, to the Administrative Agent, each such Mortgage to be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Properties” shall mean the real property listed on Schedule 1.01(b) and any real property which may from time to time be the subject of a Mortgage pursuant to Section 5.11.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) in connection with any Asset Sale or any Recovery Event, the excess of (1) the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), (provided that no such proceeds from any Asset Sale or Recovery Event shall be included in the calculation of Net Cash Proceeds unless the gross proceeds (with respect to Asset Sales, valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) to the Borrower and its Subsidiaries from all Asset Sales and Recovery Events shall exceed $25,000,000 in the aggregate on a cumulative basis since the Effective Date), net of (2) (i)

attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness (including principal, premium or penalty, if any, and interest, breakage costs or other amounts) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) the amount of any reserves established by the Borrower and the Subsidiary Guarantors in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Responsible Officer) and (b) in connection with any incurrence of Indebtedness, the proceeds received from such incurrence in the form of cash and Cash Equivalents, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and cash equivalents, permitted loans to third parties or related parties, deferred bank fees and derivative financial instruments related to Indebtedness, deferred tax assets, assets held for sale and pension assets) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness, accruals of interest expense (other than interest expense that is due and payable), deferred tax liabilities, liabilities in respect of unpaid earnouts, accruals relating to restructuring reserves, liabilities in respect of funds of third parties on deposit with the Borrower or any of its Subsidiaries and non-cash compensation liabilities). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, collectively, (a) all of the Indebtedness, liabilities and obligations (including the Applicable Prepayment Premium, all PIK Interest and the Deferred Upfront Fee) of any Loan Party to the Administrative Agent and/or the Lenders arising under the Loan Documents, in each case whether fixed, contingent (including without limitation those Obligations incurred as a Subsidiary Guarantor pursuant to Article II), now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under clause (h) or (i) of Article VII and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event, (b) all obligations of any Loan Party owing to any Lender or any Affiliate of any Lender, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extension and modifications thereof and substitutions therefor) in connection with Cash Management Obligations and (c) all obligations of any Loan Party under or in respect of Specified Hedging Agreements (other than, with respect to any Loan Party, any Excluded Hedging Obligations of such Loan Party), but notwithstanding the foregoing, Obligations shall in no event include any obligations under any warrant, equity or similar instrument.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipients having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transactions pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under this Agreement or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment made pursuant to Section 2.20(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Acquisition” has the meaning set forth in Section 6.06(f).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s Capital Stock purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Liens” means:

(a) Liens imposed by law for taxes, utilities, assessments or governmental charges or levies that are not yet due and payable or delinquent or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, employee health and disability benefits laws, and other social security laws or regulations or casualty or liability or other insurance or self-insurance including any Liens securing letters of credit, letters of guarantee, surety bonds or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f) easements, zoning restrictions, rights of way and other similar encumbrances and charges on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) leases, subleases, licenses and sub-licenses of the properties of the Borrower or any Subsidiary granted to third parties entered into in the ordinary course of business;

(h) Liens on the property of the Borrower or any Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord; and

(i) with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the Title Policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Administrative Agent with respect to such Mortgaged Property.

“Permitted Holders” means, collectively, (a) any stockholder of the Borrower as of the Effective Date listed on Schedule 1.01(c), (b) any Affiliate of any such Person, (c) any trust or partnership created solely for the benefit of any natural person that is a stockholder of the Borrower as of the Effective Date listed on Schedule 1.01(c) and/or members of the family of any natural person that is a stockholder of the Borrower as of the Effective Date listed on Schedule 1.01(c) and (d) any Person where the voting of shares of capital stock of the Borrower is Controlled by any of the foregoing.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium and defeasance costs paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced, and (c) any existing available commitments unutilized under the Indebtedness being Refinanced.

“Permitted Refinancing Indebtedness” mean any Indebtedness issued in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus any Permitted Refinancing Increase in respect of such Refinancing), (b) such Permitted Refinancing Indebtedness shall have the same obligors and same guarantees as, and be secured on a pari passu basis with, the Indebtedness so Refinanced (provided that the Permitted Refinancing Indebtedness may be subject to lesser guarantees or be unsecured or the Liens securing the Permitted Refinancing Indebtedness may rank junior to the Liens securing the Indebtedness so Refinanced), (c) the maturity date is later than or equal to, and the weighted average life to maturity of such

Permitted Refinancing Indebtedness is greater than or equal to, that of the Indebtedness being Refinanced, and (d) if the Indebtedness so Refinanced is subordinated in right of payment to the Obligations, then such Permitted Refinancing Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made subordinate in right of payment to the Obligations at least to the extent that the Indebtedness so Refinanced is subordinated to the Obligations.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s Capital Stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning set forth in Section 2.14(a).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prepayment Premium Event” has the meaning set forth in Section 2.13(b).

“Pro Forma Basis” or “Pro Forma Effect” means, with respect to any determination of the Total Leverage Ratio or Consolidated Adjusted EBITDA (including component definitions thereof), that:

(a) in the case of (i) any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Borrower or any Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition and Investment described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made,

(b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made,

(c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Reference Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such

Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower; and

(d) the acquisition of any asset and/or the amount of cash or Cash Equivalents, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Reference Period with respect to any test or covenant for which such calculation is being made.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated Adjusted EBITDA for purposes of Section 6.11, the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Recoupable Payments” means funds advanced to Creators prior to the start of an event that are expected to be recovered and for which the Borrower has withheld amounts due from the sale of tickets for such event until such advance is fully recovered.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or its Subsidiaries.

“Reference Period” means any period of four consecutive fiscal quarters of the Borrower for which financial statements have been or are required to have been delivered.

“Refinance” has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that (x) no Event of Default has occurred and is continuing and (y) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets (other than inventory) useful in its business (including through Permitted Acquisitions and the making of Capital Expenditures).

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets (other than inventory) useful in the Borrower’s business (including through Permitted Acquisitions and the making of Capital Expenditures).

“Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the earlier of (a) the date occurring (i) 15 months after the receipt by the Borrower of Net Cash Proceeds relating to such Reinvestment Event or (ii) if the Borrower or any Subsidiary enters into a binding commitment to reinvest the Net Cash Proceeds relating to such Reinvestment Event within 15 months following receipt thereof, 180 days after the date of such binding commitment, and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore, rebuild, repair, construct, improve, replace or otherwise acquire assets (other than inventory) useful in its business (including through Permitted Acquisitions and the making of Capital Expenditures) with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors (including attorneys and accountants), and representatives of such Person and such Person’s Affiliates.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the Total Leverage Ratio is greater than 2.00:1.00, 50%, and (b) if the Total Leverage Ratio is less than or equal to 2.00:1.00, 25%; it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.12(c)(iii) for any Excess Cash Flow Period, the Total Leverage Ratio shall be determined on the scheduled date of prepayment.

“Required Lenders” means, at any time, Lenders having outstanding Term Loans, outstanding Extended Term Loans and unused Commitments representing more than 50% of the sum of the total outstanding Term Loans, outstanding Extended Term Loans and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having outstanding Term Loans, outstanding Extended Term Loans and/or unused Commitments of such Class, as applicable, representing more than 50% of the total outstanding Term Loans, outstanding Extended Term Loans and/or unused Commitments of such Class, as applicable, at such time.

“Requirement of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, director of treasury or other similar office of the Borrower and, as to any document delivered on the Effective Date, any secretary or assistant secretary of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower or any of its Subsidiaries (including any payment or distribution pursuant to or in connection with an LLC Division), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock (other than any Convertible Indebtedness) or on account of any return of capital to the Borrower’s or such Subsidiary’s stockholders, partners or members (or the equivalent of any thereof).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Security Agreement” means the Security Agreement among the Loan Parties and the Administrative Agent in the form of Exhibit I.

“Security Documents” means, collectively, the Security Agreement, the Mortgages and each of the security agreements and other instruments and documents executed and delivered pursuant thereto, each Subsidiary Joinder Agreement, any security or similar agreement entered into pursuant to Section 5.11 in favor of the Administrative Agent, and all Uniform Commercial Code financing statements required by the terms of any such agreement to be filed with respect to the security interests created pursuant thereto.

“Solvent” means, when used with respect to any Person, together with its Subsidiaries, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of the Borrower, on a consolidated basis, will, as of such date, exceed the amount of all known “liabilities of the Borrower, on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of the Borrower, on a consolidated and going-concern basis, will, as of such date, be greater than the amount that will be required to pay the liability of the Borrower , on a consolidated basis, on its debts as such debts become absolute and mature in the ordinary course of business, (c) the Borrower, on a consolidated basis, will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) the Borrower, on a consolidated basis, will be able to pay its debts as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Hedging Agreement” means any Hedging Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by any Loan Party and any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Subject Transaction” means, with respect to any Reference Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Subsidiary the effect of which is to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower or any Subsidiary) not prohibited by this Agreement, (d) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (e) any capital contribution in respect of Capital Stock (other than Disqualified Stock) or any issuance of such Capital Stock and/or (f) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” means (a) each Subsidiary of the Borrower that is listed under the caption “Subsidiary Guarantors” on the signature pages to the Guaranty Agreement and (b) each other Subsidiary of the Borrower that shall become a Subsidiary Guarantor pursuant to Section 5.11.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement substantially in the form of Exhibit E executed and delivered by a Subsidiary that, pursuant to Section 5.11(a), is required to become a “Subsidiary Guarantor” under the Guaranty Agreement and a “Secured Party” under the Security Agreement in favor of the Administrative Agent.

“Survey” has the meaning set forth in Section 5.11(b)(viii).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges now or hereafter imposed, levied, collected or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means each Lender that (i) has an Initial Term Commitment or holds an Initial Term Loan or (ii) has a Delayed Draw Term Commitment or holds Delayed Draw Term Loans.

“Term Loan” means an Initial Term Loan and a Delayed Draw Term Loan and “Term Loans” shall mean the Initial Term Loans and the Delayed Draw Term Loans, collectively.

“Term Loan Maturity Date” means the fifth anniversary of the Initial Funding Date.

“Title Company” has the meaning set forth in Section 5.11(b)(iii).

“Title Policy” has the meaning set forth in Section 5.11(b)(iii).

“Total Leverage Ratio” means, at any date, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, to (b) Consolidated Adjusted EBITDA for the Reference Period ended on, or most recently ended prior to, such date.

“Transaction Costs” means all fees, costs and expenses incurred or paid by the Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party, the borrowing of Loans hereunder and the use of proceeds thereof.

“Treasury Rate” means, as of the date of any prepayment of Term Loans, the yield to maturity as of such date of prepayment of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such day of prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of prepayment to the date that is 12 months following the Initial Funding Date.

“USA PATRIOT Act” has the meaning set forth in Section 9.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, the determination of whether a lease constitutes a capital lease or an operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP prior to the effectiveness of FASB ASC 842.

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.05, all financial ratios and tests (including the Total Leverage Ratio and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Reference Period during which any Subject Transaction occurs shall be calculated with respect to such Reference Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Reference Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently was merged, amalgamated or consolidated with or into the Borrower or any joint venture since the beginning of such Reference Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Reference Period as if such Subject Transaction had occurred at the beginning of the applicable Reference Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating actual compliance with Section 6.11, the date of the required calculation shall be the last day of the Reference Period, and no Subject Transaction occurring thereafter shall be taken into account).

SECTION 1.04 Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, Section 6.11 hereof, any Total Leverage Ratio test and/or any cap expressed as a percentage and/or based on the amount of Consolidated Adjusted EBITDA or any other basket, (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or the accuracy of representations and warranties as a condition to (A) the consummation of any Limited Condition Transaction or any transaction in connection therewith (including the assumption or incurrence of Indebtedness) and/or (B) the making of any Restricted Payment or any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any Acquisition or similar Investment or other transaction described in the immediately preceding clause (A), at the time of (or on the basis of the financial statements for the most recently ended Reference Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or other Investment or (y) the consummation of such Acquisition or other Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Reference Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Reference Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect to the relevant Acquisition, Investment, Restricted Payment and/or Restricted Debt Payment and, in each case, the incurrence or assumption of any Indebtedness in connection therewith, on a Pro Forma Basis; provided that if the Borrower has made such an election, then, in connection with the determination of (i) compliance with any financial ratio or test (including, without limitation, Section 6.11 hereof and/or any Total Leverage Ratio) and/or any cap expressed as a percentage or based on the amount of Consolidated Adjusted EBITDA and/or any other basket or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or the accuracy of representations and warranties, in each case as a condition to the consummation of any transaction in connection with (A) any Limited Condition Transaction (including the assumption or incurrence of Indebtedness) and/or (B) the making of any Restricted Payment or Restricted Debt Payment in each of the foregoing cases on or following the date of such election and prior to (x) in the case of clause (A) of this proviso, the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated and (y) in the case of clause (B) of this proviso, the making of the applicable Restricted Payment or Restricted Debt Payment, each such determination shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction, Restricted Payment or Restricted Debt Payment and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated.

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.11 hereof, any Total Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after such calculation.

SECTION 1.05 Payment and Performance. If any payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required hereunder on a day other than a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto).

ARTICLE II

THE CREDITS

SECTION 2.01 Term Commitments. Subject to the terms and conditions hereof, (a) each Term Lender with an Initial Term Commitment severally and not jointly agrees to make a term loan on the Initial Funding Date (each such loan, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) to the Borrower in Dollars on the Initial Funding Date in an amount equal to the Initial Term Commitment of such Term Lender; and (b) during the Delayed Draw Term Availability Period, each Delayed Draw Term Lender severally agrees to make a term loan (each, a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”) to the Borrower on the Delayed Draw Term Funding Date in an amount equal to the Delayed Draw Term Commitment of such Delayed Draw Term Lender.

SECTION 2.02 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent a Borrowing Request (which must be received by the Administrative Agent prior to 10:00 A.M., New York City time (or such later time acceptable to the Administrative Agent)), (x) in the case of the Initial Funding Date, 15 days prior to the anticipated Initial Funding Date (provided that the Lender shall use commercially reasonable efforts to fund the Initial Term Loans within 3 Business Days after receipt of such notice) and (y) in the case of the Delayed Draw Term Funding Date, 5 Business Days prior to the Delayed Draw Term Funding Date, as the case may be, requesting that the applicable Term Lenders make the applicable Term Loans on the Initial Funding Date or the Delayed Draw Term Funding Date, as applicable, and specifying the amount to be borrowed, which Borrowing Request, only in the case of a Delayed Draw Term Funding Date, may be revoked by the Borrower at any time prior to 2:00 P.M., New York City time, on the date identified in such Borrowing Request as the date of the proposed Borrowing. For the avoidance of doubt, the Borrower may provide notice on the Effective Date for the borrowing on the Initial Funding Date. Upon receipt of such Borrowing Request the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 noon, New York City time, on the Initial Funding Date or Delayed Draw Term Funding Date each applicable Term Lender shall make available to the Administrative Agent at the Funding Office (or at the election of such Term Lender, wire directly to the account of the Borrower specified in the Borrowing Request) an amount in immediately available funds equal to the Term Loan to be made by such Term Lender. The Lender shall provide the

Borrower with one day’s notice prior to when the Initial Term Loans will be funded on the Initial Funding Date. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent or Borrower, as applicable, by the Term Lenders in immediately available funds. The Borrower shall not request any Delayed Draw Term Loans other than during the Delayed Draw Term Availability Period; provided that such request is for a principal amount of Delayed Draw Term Loans equal to the Aggregate Delayed Draw Term Commitments in effect at such time.

SECTION 2.03 [Reserved].

SECTION 2.04 [Reserved].

SECTION 2.05 Loans and Borrowings. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

SECTION 2.06 [Reserved].

SECTION 2.07 [Reserved].

SECTION 2.08 Funding of Borrowings.

(a) Funding by Lenders. Unless a Lender has elected to wire directly to the account of the Borrower specified in the Borrowing Request as set forth in Section 2.02, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 pm, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.09 [Reserved].

SECTION 2.10 Termination and Reduction of the Delayed Draw Term Commitments.

(a) Scheduled Termination. Unless previously terminated, the Delayed Draw Term Commitments shall terminate on the last day of the Delayed Draw Term Commitment Availability Period. The Initial Term Commitments shall terminate immediately upon funding thereof. The Delayed Draw Term Commitments shall terminate immediately upon funding thereof.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Delayed Draw Term Commitments, in each case, without premium or penalty; provided that each reduction of the Delayed Draw Term Commitment pursuant to this Section 2.10 shall be in an amount that is $1,000,000 or a larger multiple of $500,000 (or if less, the remaining amount of such Delayed Draw Term Commitments). The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Delayed Draw Term Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.10 shall be irrevocable; provided that a notice of such termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or such transaction is not consummated. Any termination or reduction of the Delayed Draw Term Commitments shall be permanent.

SECTION 2.11 Register; Evidence of Debt; Disqualified Lender List.

(a) [Reserved].

(b) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Class, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(d) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) of this Section 2.11 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to it in accordance with the terms of this Agreement.

(e) Promissory Notes. Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note of the Borrower. In such event, the Borrower, at its own expense, shall prepare, execute and deliver to such Lender a promissory note(s) payable to such Lender or its registered assigns and substantially in the form of Exhibit D and such note(s) shall be evidence of such Loans (and all amounts payable in respect thereof). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such Lender or its registered assigns.

(f) Disqualified Lenders List. The Disqualified Lenders List will be (i) posted to the Lenders on both the “Public Side Information” and the “Private Side Information” portions of the Electronic Platform or otherwise provided to the Lenders, subject to the confidentiality provisions thereof in accordance with Section 9.12 hereof, and (ii) made available to the Lenders upon written request to the Administrative Agent. The Borrower hereby acknowledges and consents to the posting and/or distribution of the Disqualified Lenders List pursuant to the terms set forth in this Agreement. The parties to this Agreement hereby acknowledge and agree that the

Administrative Agent will not be deemed to be in default under this Agreement or to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 2.11(f), nor will the Administrative Agent have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions or provisions in respect of Disqualified Lenders or Disqualified Persons, or otherwise take (or omit to take) any action with respect thereto.

SECTION 2.12 Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, other than the Applicable Prepayment Premium, subject to the requirements of paragraph (d) of this Section 2.12.

(b) Maturity Date. The Borrower shall repay all outstanding Term Loans on the Term Loan Maturity Date.

(c) Mandatory Prepayments of Term Loans.

(i) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.01), an amount equal to 100% of the Net Cash Proceeds thereof plus the Applicable Prepayment Premium shall be applied within five Business Days of the receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.12(c)(iv).

(ii) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof within five Business Days of the receipt of such Net Cash Proceeds, an amount equal to 100% of such Net Cash Proceeds plus the Applicable Prepayment Premium shall be applied within ten Business Days following receipt thereof toward the prepayment of the Term Loans as set forth in Section 2.12(c)(iv); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.12(c)(iv).

(iii) No later than the fifth Business Day after the date on which the financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 5.01(a), commencing with the fiscal year ending December 31, 2020, the Borrower shall prepay the outstanding principal amount of Term Loans as set forth in Section 2.12(c)(iv) in an aggregate principal amount equal to (A) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Subsidiaries for the Excess Cash Flow Period then ended, minus (B) the aggregate principal amount of any Term Loans prepaid pursuant to Section 2.12(a), except to the extent financed from Excluded Sources.

(iv) Amounts to be applied in connection with prepayments shall be applied pro rata to the prepayment of the Term Loans in accordance with Section 2.19. Each prepayment of the Loans under this Section 2.12(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(d) Notices, Etc. The Borrower shall notify the Administrative Agent of any prepayment hereunder not later than 12:00 noon, New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing of any Class, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

SECTION 2.13 Fees.

(a) Deferred Upfront Fees. The Borrower agrees to pay to the Administrative Agent (for the ratable benefit of the Lenders) an upfront fee equal to 2.50% of the Aggregate Term Commitments (the “Deferred Upfront Fee”), which shall be fully earned as of the Effective Date and payable in cash on the earliest to occur of (x) the Initial Funding Date (it being understood that such Deferred Upfront Fee shall be paid by netting such amount from the funding of the Initial Term Loans on the Initial Funding Date), (y) 20th day after the Effective Date unless a Failure to Fund has occurred prior to such date and (z) any termination of this Agreement except for a termination as a result of a Failure to Fund. The Borrower hereby agrees that this Section 2.13(a) shall survive the termination of this Agreement.

(b) Applicable Prepayment Premium. In the event that the Borrower shall make a prepayment of the Term Loans pursuant to Section 2.12(a), Section 2.12(c)(i) or Section 2.12(c)(ii), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, the Applicable Prepayment Premium. As used herein, the “Applicable Prepayment Premium” means (A) prior to the first anniversary of the Initial Funding Date, the Make-Whole Amount, (B) on or after the first anniversary of the Initial Funding Date and prior to the second anniversary of the Initial Funding Date, a prepayment premium of 12.00% of the aggregate principal amount of the Term Loans so prepaid, (C) on or after the second anniversary of the Initial Funding Date and prior to the third anniversary of the Initial Funding Date, a prepayment premium of 10.00% of the aggregate principal amount of the Term Loans so prepaid and (D) on or after the third anniversary of the Initial Funding Date and prior to the fourth anniversary of the Initial Funding Date, a prepayment premium of 8.00% of the aggregate principal amount of the Term Loans so prepaid. The Applicable Prepayment Premium shall be due and payable on the date of such prepayment. It is understood and agreed that if the Obligations are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default under paragraph (h) or (i) of Article VII), any Applicable Prepayment Premium which would have applied if, at the time of such acceleration, the Borrower had made a prepayment of the Loans as contemplated in this clause (b) (any such event, a “Prepayment Premium Event”), will also be due and payable as though a Prepayment Premium Event had occurred and such Applicable Prepayment Premium shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Applicable Prepayment Premium payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made;

(C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this clause (b). The Borrower expressly acknowledges that its agreement to pay the Applicable Prepayment Premium to the Lenders as herein described is a material inducement to the Lenders to provide the Loans.

(c) Administrative Agency Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Fees paid shall not be refundable under any circumstances.

SECTION 2.14 Interest.

(a) Term Loans. The Term Loans shall bear interest at a rate per annum equal (x) 4.0%, payable in cash (“Cash Pay Interest”) and (y) 8.5%, payable in-kind in the manner set forth in Section 2.14(d) (“PIK Interest”).

(b) [Reserved].

(c) Default Interest. Notwithstanding the foregoing, if any cash payment of principal or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in Section 2.14.

(d) Payment of Interest. Accrued (i) Cash Pay Interest on each Loan shall be payable in cash in arrears on each Interest Payment Date and at other times as may be specified herein and (ii) PIK Interest shall be payable in-kind on each Interest Payment Date by increasing the outstanding principal amount of the Term Loans by an amount equal to the amount of in-kind interest for the most recently ended fiscal quarter, whereupon from and after such date such PIK Interest shall also accrue interest at the applicable interest rate; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.14 shall be payable in cash on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.15 [Reserved].

SECTION 2.16 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(iii) impose on any Lender any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Adequacy, Liquidity Requirements. If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Requests, Rules, Guidelines, etc . Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.17 [Reserved].

SECTION 2.18 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law as determined in good faith by any Loan Party or the Administrative Agent, as applicable (the “Applicable Withholding Agent”) requires the deduction or withholding of any Tax, then the Applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party to the Administrative Agent or Lender shall be increased as necessary so that after all such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the Administrative Agent or Lender receives with respect to this Agreement an amount equal to the sum it would have received had no such deductions or withholding been made.

(b) Payment of Other Taxes by the Borrower. In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. Each Loan Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes, imposed with respect to a payment under any Loan Document, by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Tax Forms.

(i) Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such forms set forth in Section 2.18(e)(ii)(A)–(D), Section 2.18(e)(iii) or Section 2.18(e)(iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a United States person under Section 7701(a)(30) of the Code, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, and after the occurrence of a change in the Lender’s circumstances which require a change in the most recent form or certification previously delivered by it (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B) duly completed copies of Internal Revenue Service Form W-8ECI,

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit F-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) such Foreign Lender is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) such Foreign Lender is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (D) no payments in connection with any Loan Document are effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct or indirect owner, or

(E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made, if any.

(iii) Any Lender that is a United States person under Section 7701(a)(30) of the Code, to the extent it may lawfully do so, shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement, on or prior to the date on which any such form or certification expires or becomes obsolete, and after the occurrence of a change in the Lender’s circumstances which require a change in the most recent form or certification previously delivered by it (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is entitled to an exemption from U.S. backup withholding tax.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.18(e).

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) the full amount of any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party or with respect to which the Loan Party has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or such Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require the Administrative Agent, any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Party, any of its Subsidiaries or any other Person.

(h) Survival. The agreements in this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by a Lender, the termination of the Commitments, the repayment, satisfaction or discharge of all obligations under any Loan Document, and the termination of this Agreement.

(i) Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.19 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.16 or 2.18, or otherwise) or under any other Loan Document (except as otherwise expressly provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at an account maintained with the Administrative Agent as notified to the Borrower and the Lenders, except as otherwise expressly provided in the relevant Loan Document and except for payments pursuant to Sections 2.16, 2.18 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under any other Loan Document shall be made in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees, and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of fees, expenses, indemnities, and other amounts then due hereunder to the Administrative Agent and its Related Parties, (ii) second, towards payment of fees, expenses, and indemnities then due hereunder to the Lenders, ratably among the Lenders in accordance with the amounts of fees, expenses, and indemnities then due to the applicable Lenders, (iii) third, towards payment of interest then due hereunder, ratably among the Lenders in accordance with their Applicable Percentages, and (ii) fourth, towards payment of principal then due hereunder, ratably among the Lenders in accordance with their Applicable Percentages.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the applicable Lenders, pro rata according to the amounts of the respective Commitments of such Class and shall be allocated pro rata among the applicable Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans), (ii) [reserved]; (iii) each payment or prepayment of principal of Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Class held by such Lenders; and (iv) each payment of interest on Loans of any Class by the Borrower shall be made for account of the applicable Lenders pro rata according to the amounts of interest on such Loans of such Class then due and payable to such Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(b) or 2.19(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.20 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount pursuant to Section 2.18, then such Lender shall, if requested by the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16 or 2.18.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.16, if the Borrower is required to pay any additional amount pursuant to Section 2.18, if any Lender defaults in its obligation to fund Loans hereunder or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender or any Lender that becomes a Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 9.04, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and paid the processing and recording fee for such assignment, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments and (iv) until such time as such assignment shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.18. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, the unfunded Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

SECTION 2.22 MIRE Event. Notwithstanding anything to the contrary herein, the making, increasing, extension or renewal of any Loans pursuant to this Agreement shall be subject to the Loan Parties’ compliance with the first sentence of Section 5.11(b)(ix) hereto.

SECTION 2.23 [Reserved].

SECTION 2.24 Extension Amendments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate transactions with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the maturity date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”); it being understood that any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted, so long as the following terms are satisfied:

(i) [reserved];

(ii) except as to (A) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer), (B) terms applicable to such Extended Term Loans that are more favorable to the lenders or the agent of such Extended Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (C) any covenant or other provision applicable only to periods after the Latest Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have substantially consistent terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to the relevant Extension Offer;

(iii) the final maturity date of any Extended Term Loans may be no earlier than the Latest Maturity Date (as determined as of the date of such Extension);

(iv) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of any then-existing Term Loans;

(v) subject to clauses (iii) and (iv) above, any Extended Term Loans may otherwise have an amortization schedule as determined by the Borrower and the Lenders providing such Extended Term Loans;

(vi) any Extended Term Loans may participate (A) in any voluntary prepayment of Term Loans as set forth in Section 2.12(a) and (B) in any mandatory prepayment of Term Loans as set forth in Section 2.12(c), in each case, to the extent provided in such Sections;

(vii) if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000;

(ix) any applicable Minimum Extension Condition must be satisfied or waived by the Borrower; and

(x) any documentation in respect of any Extension shall be consistent with the foregoing.

(b) (i) No Extension consummated in reliance on this Section shall constitute a voluntary or mandatory prepayment for purposes of Section 2.12, (ii) [reserved] and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower’s sole discretion) of Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.12 and/or 2.19) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments of any Class (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by Liens on the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties and the Lenders agreeing to such Extension as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent, the Lenders agreeing to such Extension and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section. At the reasonable request of the Administrative Agent, the Borrower shall deliver an officer’s certificate of a Responsible Officer, certifying that the terms with respect to such Extension set forth in this Section 2.24 are consistent with the terms set forth under this Section 2.24.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants (as to itself and each of its Subsidiaries) to the Administrative Agent and the Lenders that as of the Effective Date and on each other date on which a Loan is made (other than the Initial Funding Date) and on any other date on which the representations and warranties in this Article III are made or deemed made under any Loan Document and on any other date on which the representations and warranties in this Article III are required under or pursuant to this Agreement or any other Loan Document to be true and correct in all material respects as a condition to any action or transaction:

SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite organizational power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case referred to in clauses (a) (other than with respect to the Loan Parties), (b) and (c) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the consummation of the Transactions are within the Borrower’s and each other Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder or other organizational action. This Agreement and each of the other Loan Documents have been duly executed and delivered by each Loan Party thereto and constitutes, or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party in accordance with its terms, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the consummation of the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any Contractual Obligation upon the Borrower and its Subsidiaries or its or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, in the case of this clause (c), except to the extent such violation or default could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien (other than any Lien permitted under Section 6.02) on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, stockholders’ equity and cash flows as of and for the fiscal year ended December 31 2019, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. There are no liabilities of the Borrower or any of its Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Borrower that are not reflected in the most recent consolidated financial statements of the Borrower delivered pursuant to this Section or Section 5.01(a) or (b) or in the notes thereto, other than (x) liabilities arising in the ordinary course of business since the date of such financial statements and (y) any matters listed on Schedule 6.01.

(b) No Material Adverse Change. Since December 31, 2019, no change, development or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except (i) for easements, restrictions, exceptions, reservations or defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) where the failure to have such title or interest could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Schedule 1.01(b) contains a true and complete list of each Mortgaged Property as of the Effective Date.

(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, or otherwise has the right to use, all trademarks, tradenames, domain names, social and mobile media identifiers and other source identifiers, copyrights, patents, methods, processes and other intellectual property material to the business of the Borrower and its Subsidiaries, taken as a whole. To the knowledge of the Borrower, the operation of the businesses of the Borrower and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the rights of any other Person, in each case except for any such infringements, misappropriations or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries have taken commercially reasonable measures to protect and maintain (i) the security, integrity and continuous operation of their systems, networks, software and other information technology assets (and the data stored thereon) and (ii) the confidentiality of their trade secret, and there have been no breaches or outages of or unauthorized access to the foregoing, in each case, that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters listed on Schedule 3.06(a)) or that question the validity or enforceability of this Agreement.

(b) Environmental Matters. Except for the Disclosed Matters listed on Schedule 3.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any conditions or occurrences that could reasonably be expected to result in any Environmental Liability of the Borrower or any of its Subsidiaries.

SECTION 3.07 Compliance with Laws and Contractual Obligations. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property or all Contractual Obligations (including its policies relating to privacy and security) binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Act Status. Neither the Borrower nor its Subsidiaries is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) no ERISA Event has occurred or is reasonably expected to occur and (b) the Borrower and each ERISA Affiliate has complied with the applicable provisions of ERISA and the Code with respect to each Plan. The present value of all accumulated benefit obligations under each Plan does not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets under such Plan (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder) by an amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Disclosure; Accuracy of Information. None of the written reports, financial statements, certificates or other written information (other than projections, other forward looking information and information of a general economic and/or industry nature) furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the Transactions or in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken as a whole contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made and at the time provided to the Administrative Agent or any Lender (it being understood that such projected financial information and all information concerning future proposed and intended activities of the Borrower and any Subsidiaries are forward-looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s and any Subsidiaries’ control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and the Borrower gives no assurance that the projections will be realized).

SECTION 3.12 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.13 [Reserved].

SECTION 3.14 No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15 Subsidiaries. Schedule 3.15 is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date, together with, for each such Subsidiary as of the Effective Date, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Subsidiary Guarantor or an Excluded Subsidiary. As of the Effective Date, except as disclosed in Schedule 3.15, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and statutory Liens permitted under Section 6.02), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 3.15, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

SECTION 3.16 Security Documents. The Liens granted by the Security Documents constitute valid perfected first priority Liens on the properties and assets covered by the Security Documents, to the extent required by the Security Documents and subject to no prior or equal Lien except those Liens permitted by Section 6.02.

SECTION 3.17 Anti-Corruption Laws and Sanctions; USA PATRIOT Act.

(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers, and to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any such Subsidiary, any of their respective directors or officers or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No use of proceeds of any Loan or other Transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(b) The Borrower, each of its Subsidiaries and, to the knowledge of the Borrower, its employees and agents, are in compliance in all material respects with the USA PATRIOT Act, and any other applicable terrorism and money laundering laws, rules, regulations and orders.

SECTION 3.18 Solvency. On such date, the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be Solvent.

SECTION 3.19 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions to Effective Date. This Agreement shall not become effective until the date on which the following conditions have been satisfied (or such conditions shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. The Administrative Agent shall have received from the Borrower, each Subsidiary Guarantor (with respect to the Security Agreement and Guaranty only) and each Lender (with respect to this Agreement only) either a counterpart of this Agreement, the Security Agreement and Guaranty Agreement signed on behalf of such Person (which may include telecopy or email transmission of a signed signature page to this Agreement).

(b) FP Stock Purchase. The Administrative Agent shall have received a copy of the FP Stock Purchase Agreement, duly executed by all the parties thereto.

(c) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate executed by the chief financial officer of the Borrower in the form of Exhibit G.

(d) Corporate Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a senior executive officer of the Borrower, to the effect that (i) the representations and warranties of the Borrower set forth in Article III, and of each Loan Party in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) at the time of and immediately after giving effect to the Effective Date, no Default or Event of Default shall have occurred and be continuing.

(f) No Default or Event of Default. At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

(g) [Reserved].

(h) Material Adverse Effect. Since December 31, 2019, no change, development or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i) USA PATRIOT Act. (i) The Administrative Agent shall have received, at two days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least three days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Effective Date, any Lender that has requested in writing a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in respect thereof.

(k) Lien Searches. The Administrative Agent shall have received the results of recent UCC, tax and judgment Lien searches with respect to each of the Loan Parties to the extent reasonably required by the Administrative Agent, and such results shall not reveal any material judgment or any Lien on any of the assets of the Loan Parties except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date.

(l) Perfection Certificate. The Administrative Agent (or its counsel) shall have received a completed perfection certificate dated the Effective Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(m) Pledged Stock and Pledged Notes. The Administrative Agent (or its counsel) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof.

(n) Filings Registrations and Recordings. The Administrative Agent (or its counsel) shall have received (i) UCC (or similar) financing statements naming the Borrower and each Subsidiary Guarantor as debtor and the Administrative Agent as secured party, in appropriate form for filing, registration or recordation in the jurisdiction of incorporation or organization of each such Loan Party and (ii) short form security agreements in appropriate form for filing with the United States Patent and Trademark Office and the United States Copyright Office, as appropriate, with respect to the patents, trademarks, copyrights and exclusive copyright licenses of the Borrower and the Subsidiary Guarantors registered or applied for with such offices, which items are listed in the Perfection Certificate and constituting Collateral.

SECTION 4.02 Conditions to Extension of Initial Term Loans. The obligation of each Lender to make any Initial Term Loan is subject to the satisfaction (or waiver pursuant to Section 9.02) of the following conditions:

(a) Legal Opinion. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Initial Funding Date) of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(b) Fees; Costs and Expenses. The Administrative Agent and the Lenders shall have received the payment and/or reimbursement of all fees, expenses and other amounts due and payable on or prior to the Initial Funding Date, including, to the extent invoiced at least one Business Days prior to the Initial Funding Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder, which in each case may be netted from the borrowing on the Initial Funding Date.

(c) FP Stock Purchase. The FP Stock Purchase shall be consummated simultaneously or substantially concurrently with the funding of the Initial Term Loans in accordance with terms of the FP Stock Purchase Agreement.

SECTION 4.03 Conditions to Each Extension of Delayed Draw Term Loans. The obligation of each Lender to make any Delayed Draw Term Loan is subject to the satisfaction (or waiver pursuant to Section 9.02) of the following conditions:

(a) Maximum Amount. The maximum amount of the Delayed Draw Term Loans being requested to be borrowed on such date shall not exceed the Aggregate Delayed Draw Term Commitment.

(b) Operating Expenses. The aggregate amount of Cash Operating Expenses for the most recent fiscal quarter for which financial statements have been delivered to Lenders pursuant to Section 5.01 shall not exceed $23,500,000.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated as of such Delayed Draw Term Loan Funding Date by a senior executive officer of the Borrower, to the effect that (i) the representations and warranties of the Borrower set forth in Article III (other than Section 3.04(b)), and of each Loan Party in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such Delayed Draw Term Loan Funding Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) at the time of and immediately after giving effect to such Delayed Draw Term Loan Funding Date, no Default or Event of Default shall have occurred and be continuing, (iii) since the Effective Date, no change, development or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and (iv) the conditions set forth in Section 4.03(a) and (b) have been met.

(d) Fees; Costs and Expenses. The Administrative Agent and the Lenders shall have received the payment and/or reimbursement of all fees, expenses and other amounts due and payable on or prior to the Delayed Draw Term Funding Date, including, to the extent invoiced at least one Business Days prior to the Delayed Draw Term Funding Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e) Material Adverse Effect. Since the Effective Date, no change, development or event shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

For purposes of determining compliance with the conditions specified in this Section 4.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Delayed Draw Term Funding Date specifying its objection thereto and such Lender shall not have made available such Lender’s ratable portion of the Loans to be drawn on the proposed Delayed Draw Term Funding Date.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full in cash, the Borrower (on behalf of itself and each of its Subsidiaries) covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 120 days after the end of each fiscal year of the Borrower (or such other period for the filing of the Borrower’s annual report on Form 10-K as permitted under applicable law, regulations and orders for similarly situated companies), the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit, other than a “going concern” or similar qualification) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year in reasonable form and detail;

(b) within 60 days after the end of the first three fiscal quarters of each fiscal year of the Borrower (or such other period for the filing of the Borrower’s quarterly report on Form 10-Q as permitted under applicable law, regulations and orders for similarly situated companies), the consolidated balance sheets and related consolidated statements of income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) (i) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, (X) a certificate of a Responsible Officer (I) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (II) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11(a), and (III) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements of the Borrower referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (Y) a certificate of a Responsible Officer setting forth the information required pursuant to Annexes 1 through 4 of the Security Agreement and certifying that such Annexes are true and correct in all material respects and contain all applicable collateral as of such date or confirming that there has been no change in such information since the date of the most recent certificate delivered pursuant to this Section 5.01(c)(Y) and (Z) a list of each direct and indirect subsidiary of the Borrower that identifies each such Person as a Subsidiary and/or an Excluded Subsidiary as of the date of delivery of such list or a confirmation that there has been no change to such information since the later of the Effective Date and the date of the last such list and (ii) by no later than ten Business Days after the end of each fiscal quarter and each fiscal year, a certificate of a Responsible Officer (I) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (II) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11(b);

(d) annually, as soon as available, but in any event by no later than the delivery of the financial statements required by Section 5.01(a) for any fiscal year of the Borrower, an annual budget of the Borrower and its Subsidiaries for such fiscal year in the same form prepared for the Borrower’s board of directors or in such other form reasonably satisfactory to the Required Lenders;

(e) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Required Lenders, the Borrower and/or any ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(f) promptly upon receipt thereof, copies of all other final reports submitted to the Borrower by its independent certified public accountants in connection with any annual or interim audit or review of the books of the Borrower made by such accountants; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or the Required Lenders may reasonably request.

Documents required to be delivered pursuant to Sections 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on Intralinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent).

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, if adversely determined could not reasonably be expected to result in a Material Adverse Effect

(c) the occurrence of any ERISA Event that, individually or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (other than with respect to the Borrower’s legal existence) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or 6.04.

SECTION 5.04 Payment of Taxes and Other Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Borrower may maintain self-insurance reasonable and customary for similarly situated Persons. Each such policy of insurance will, as appropriate, (i) in the case of each general liability policy, name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear or (ii) in the case of each casualty insurance policy, contain an additional loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the additional loss payee thereunder.

(b) With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Borrower and each other Loan Party ceases to be financially sound and reputable after the Effective Date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such amounts sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) promptly upon request of the Administrative Agent or any other Lender, deliver to the Administrative Agent (for distribution to all Lenders), evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and the Lenders, including, without limitation, evidence of annual renewals of such insurance.

SECTION 5.07 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities.

SECTION 5.08 Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, which shall be at the reasonable expense of the Borrower, not to exceed one time per year, and during the continuation of an Event of Default, at any time during normal business hours with reasonable prior notice. Any Lender may accompany the Administrative Agent in connection with any inspection at such Lender’s expense for performing any inspections as provided under this Section 5.08. In no event shall the Administrative Agent be required to bear any cost or expense for performing any inspections as provided under this Section 5.08. Notwithstanding any provision to the contrary, all visits, inspections, meetings and discussions held pursuant to this Section 5.08 are subject to applicable attorney-client privilege exceptions and compliance with non-disclosure and confidentiality agreements between the Borrower, any of its Subsidiaries and third parties.

SECTION 5.09 Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including any Environmental Laws and any Requirements of Law relating to ERISA), in each case, applicable to it or its property, and all Contractual Obligations (including its policies relating to privacy and security), in each case, binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.10 Use of Proceeds . The proceeds of the Term Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U or X.

SECTION 5.11 Additional Subsidiary Guarantors; Real Property; Further Assurances.

(a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries (other than any Excluded Subsidiary), to take such action, from time to time as shall be reasonably necessary to ensure that all such Subsidiaries of the Borrower (other than Excluded Subsidiaries) are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that (x) the Borrower or any of its Subsidiaries shall form or acquire any new Domestic Subsidiary (including any Subsidiary formed as a result of an LLC Division) that shall constitute a Subsidiary hereunder (other than an Excluded Subsidiary) or (y) any Subsidiary of the Borrower or any of its Subsidiaries shall cease to constitute an Excluded Subsidiary, the Borrower and its Subsidiaries will cause such Subsidiary to, within 60 days (or such longer time as the Administrative Agent may agree in its sole discretion):

(i) become a “Subsidiary Guarantor” under the Guaranty Agreement, and a “Secured Party” under the Security Agreement pursuant to a Subsidiary Joinder Agreement;

(ii) cause such Subsidiary to take such action (including delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder to the extent required pursuant to the Security Agreement; and

(iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is substantially consistent with those delivered by the Loan Parties pursuant to Section 5.01 on the Effective Date as the Administrative Agent shall reasonably request.

(b) Real Property. If, subsequent to the Effective Date, a Loan Party (including a Person that becomes a Subsidiary Guarantor pursuant to Section 5.11(a)) shall acquire any fee-owned real property (for the avoidance of doubt which shall not include leasehold interests in any real property) having a fair market value of $5,000,000 or more (a “Material Real Property”) in the reasonable estimation of the Borrower, the Borrower shall promptly (and in any event within 10 Business Days), after any Responsible Officer of a Loan Party acquires knowledge of same, notify the Administrative Agent and each Lender of same. The relevant Loan Party shall not be required to execute and deliver any Mortgage on such Material Real Property until (x) at least 60 days from the date the Borrower provided the Administrative Agent and each Lender with prior written notice of such acquisition of such Material Real Property and (y) the Borrower has received confirmation from each Lender that flood insurance due diligence and flood insurance compliance as required by Section 5.11(b)(ix) hereto has been completed. As soon as practicable thereafter, but in any event within 90 days thereafter (or such later date as the Administrative Agent may agree), each Loan Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as reasonably requested by the Administrative Agent to grant to the Administrative Agent the following with respect to such Material Real Property:

(i) Mortgages; Fixture Filings. The Borrower will deliver to the Administrative Agent a Mortgage encumbering such Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of the appropriate recording office of the County where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as may be reasonably necessary or advisable in connection with the recording or filing thereof to create a lien under applicable laws, and such financing statements and other instruments as may be reasonably necessary or advisable to grant a mortgage or deed of trust lien under the laws of the applicable jurisdiction on the Mortgaged Property and fixtures located thereon;

(ii) Consents and Approvals. The Borrower will deliver to the Administrative Agent such consents, approvals, assignments, amendments, supplements, estoppels, tenant subordination agreements, non-disturbance agreements or other instruments as may be reasonably necessary or advisable in order for the applicable Loan Party to grant the Lien of the Mortgage with respect thereto;

(iii) Title Insurance Policies. The Borrower will deliver to the Administrative Agent a policy of title insurance (or marked-up title insurance commitment or title proforma having the effect of a policy of title insurance) (a “Title Policy”) insuring the Lien of such Mortgage as a valid first mortgage or deed of trust Lien on the Mortgaged Property described therein in an amount not less than the estimated fair market value of such Mortgaged Property as reasonably determined by the Borrower, which Title Policy shall (A) be issued by a nationally-recognized title insurance company reasonably acceptable to the Required Lenders (the “Title Company”), (B) include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Required Lenders, (C) be supplemented by a “tie-in” or “aggregation” endorsement, if available under applicable law, and such other endorsements as may reasonably be requested by the Required Lenders (including (to the extent available in the applicable jurisdiction and/or with respect to the Mortgaged Property, in each case, on commercially reasonable terms) endorsements on matters relating to usury, first loss, zoning, contiguity, revolving credit, doing business, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions) if available under applicable law at commercially reasonable rates and (D) contain no other exceptions to title other than Permitted Liens and other exceptions acceptable to the Required Lenders in their reasonable discretion;

(iv) Affidavits and Other Information. The Borrower will deliver to the Administrative Agent such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as may be required to induce the Title Company to issue the Title Policies and endorsements contemplated above;

(v) Payment of Title Fees and Premiums. The Borrower will deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies and endorsements contemplated above;

(vi) Leases. The Borrower will deliver to the Administrative Agent copies of all leases (or other agreements relating to possessory interests, if any) affecting such Mortgaged Property pursuant to which any Loan Party holds the lessor’s (or other grantor’s or licensor’s) interest, which agreement shall, if reasonably requested by the Required Lenders, be subordinate to the Lien of the applicable Mortgage, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders;

(vii) Opinions. The Borrower will deliver to the Administrative Agent favorable written opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (i) where a Mortgaged Property is located regarding the enforceability of each such Mortgage and customary related matters and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due execution, delivery and enforceability of each such Mortgage, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent; and

(viii) Surveys. The Borrower will deliver to the Administrative Agent a survey of such Mortgaged Property that is (A) (w) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (x) certified to the Administrative Agent and the Title Company, (y) compliant with the minimum requirements of the American Land Title Association as such requirements are in effect on the date of preparation thereof and (z) sufficient for the Title Company to remove the standard survey exception from the applicable Title Policy and to provide reasonable and customary survey-related endorsements thereto or (B) otherwise reasonably acceptable to the Required Lenders (a “Survey”); provided, however, that a Survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company and (y) the Title Company removes the standard survey exception from the applicable Title Policy and provides reasonable and customary survey-related endorsements thereto.

(ix) Flood Hazards. The Administrative Agent shall have received for each Mortgaged Property (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination, (ii) if such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (iii) if such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, a copy of an insurance policy, or a declaration page relating to an insurance policy, in either case showing coverage for flood insurance in an amount reasonably satisfactory to each Lender and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and each Lender. The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Insurance Laws. However, the Administrative Agent reminds each Lender and Participant that, pursuant to the Flood Insurance Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

(x) No Material Real Property. As of the Effective Date, there is no Material Real Property owned by the Loan Parties.

Notwithstanding anything to the contrary herein, (i) the Required Lenders may waive any of the requirements specified in this Section 5.11(b) if the Required Lenders determine, in their sole discretion, that the burden, cost, time or consequences of obtaining such deliverable is excessive in relation to the benefits to be obtained therefrom by the Secured Parties, and (ii) if the Borrower, after using commercially reasonable efforts, is unable to comply with the requirements of Section 5.11(b)(ix) or with any commercially reasonable request made pursuant thereto by the Administrative Agent or any Lender, in each case with respect to any Material Real Property, then the Borrower shall not be required to deliver any of the items set forth in Section 5.11(b)(ix) with respect to such Material Real Property (it being understood and agreed by the parties hereto that compliance by the Borrower with, and any request by the Administrative Agent or any Lender for the Borrower to comply with, the requirements of Section 5.11(b)(ix), in each case to the extent required by the Flood Insurance Laws, is commercially reasonable); provided that nothing in this paragraph shall result in the non-compliance by the Administrative Agent or any Lender with the Flood Insurance Laws.

(c) Further Assurances. The Borrower will, and will cause each of the Loan Parties to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the foregoing, in the event that any additional Capital Stock shall be issued by any Subsidiary of a Loan Party, the applicable Loan Party agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock (to the extent certificated), accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall reasonably request to perfect the security interest created therein pursuant to the Security Agreement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Loan Party shall be required to grant or perfect a security interest in any property with respect to which the Required Lenders and the Borrower determine, in their reasonable discretion, that the costs or other consequences of granting or perfecting a security interest therein (including any material adverse tax consequences) are excessive in relation to the benefits to Secured Parties afforded thereby. If requested by the Administrative Agent or any Lender, the Borrower will, and will cause each of its Subsidiaries to cooperate with and provide any information necessary for the Administrative Agent or such Lender to conduct its flood due diligence and flood insurance compliance.

SECTION 5.12 Post-Closing Obligations. As promptly as practicable, and in any event within the time periods following the Effective Date specified on Schedule 5.12 or such later date as the Administrative Agent agrees to in writing in its reasonable discretion, the Borrower and each other applicable Loan Party shall deliver the documents or take the actions specified on Schedule 5.12.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full in cash, the Borrower (on behalf of itself and each of its Subsidiaries) covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder and under the other Loan Documents;

(b) Indebtedness existing on the Effective Date (other than any obligation with respect to such indebtedness that is less than $500,000 individually or $2,500,000 in the aggregate) and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this Section 6.01(b) that does not increase the outstanding principal amount thereof;

(c) (i) Indebtedness of the Borrower to any Loan Party, (ii) Indebtedness of any Loan Party (other than the Borrower) to the Borrower or any other Loan Party, (iii) Indebtedness of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iv) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party solely to the extent (x) constituting an Investment pursuant to Section 6.06(c)(ii) (and subject to the limitations therein) and (y) such Indebtedness is evidenced by a promissory note that is pledged as Collateral and delivered to the Administrative Agent;

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions thereof and Permitted Refinancing Indebtedness incurred to refund, refinance and replace any such Indebtedness incurred under this Section 6.01(d) that does not increase the principal amount thereof; provided that (i) such Indebtedness is incurred prior to, at the time of or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the sum of the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $5,000,000;

(e) Indebtedness of any Person that becomes a Subsidiary after the Effective Date and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness incurred under this Section 7.01(e); provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the sum of the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $10,000,000;

(f) Convertible Indebtedness; provided that (I) that the aggregate principal amount of Convertible Indebtedness permitted to be outstanding at any time by this clause (f) shall not exceed the lesser of (x) $200,000,000 and (y) $325,000,000 minus the aggregate principal amount of Term Loans outstanding at such time, (II) such Indebtedness shall not (x) mature prior to 91 days after the Latest Maturity Date or have a Weighted Average Life to Maturity that is shorter than the then remaining Weighted Average Life to Maturity on the Loans and (y) shall not be subject to mandatory redemption or prepayment (other than upon conversion) prior to the date that is 91 days after the Latest Maturity Date (other than customary mandatory redemption provisions upon a fundamental change) and (III) the definitive documentation governing such Indebtedness (x) does not contain terms, taken as a whole, that are more restrictive than the terms contained in this Agreement and (y) does not contain any financial maintenance covenants;

(g) Indebtedness of Foreign Subsidiaries; provided that the sum of the aggregate principal amount of Indebtedness permitted to be outstanding at any time by this clause (g) shall not exceed $5,000,000 (or the foreign currency equivalent thereof, if not denominated in Dollars);

(h) Indebtedness arising out of (i) Cash Management Obligations and (ii) Hedging Agreements not entered into for speculative purposes, in each case of the Borrower or any Subsidiary;

(i) Guarantees by the Borrower or any Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of equity of the Borrower by any such person in an aggregate principal amount outstanding at the time not to exceed $2,000,000;

(j) Indebtedness of the Borrower or any Subsidiary incurred to finance a Permitted Acquisition not to exceed $20,000,000;

(k) additional Indebtedness of the Loan Parties in an aggregate principal amount outstanding at the time of incurrence not to exceed $20,000,000 so long as at the time of incurrence of such additional Indebtedness and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(l) Indebtedness of the Borrower or any Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, stay bonds, appeal bonds, bankers’ acceptances, surety bonds, statutory obligations or bonds, health or social security benefits, unemployment or other insurance obligations, workers’ compensation claims, insurance obligations, bank guarantees, surety bonds, utility bonds, performance guarantees, completion guarantees or other similar bonds and obligations issued by or on behalf of the Borrower or a Subsidiary, in each case, in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(m) Indebtedness arising from agreements of the Borrower or any Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with any Acquisition or Disposition permitted hereunder;

(n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(o) Indebtedness of the Borrower or any Subsidiary consisting of the financing of insurance premiums owed to the provider of such insurance or an affiliate thereof in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any Subsidiaries from guaranties of letters of credit, surety bonds or performance bonds securing the performance by the Borrower or any such Subsidiaries pursuant to such agreements, in connection with the effectuation of an Investments permitted under Section 6.06; and

(q) additional unsecured Indebtedness of the Borrower or any Subsidiary in an unlimited amount so long as (i) no Event of Default shall have occurred and be continuing or will immediately result from the incurrence of such Indebtedness, (ii) after giving effect to such Indebtedness on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.75 to 1.00, in each case, as of the last day of the most recently ended Reference Period, (iii) such Indebtedness is unsecured and subordinated to the prior payment of the Obligations in full in cash pursuant to the terms of a subordination agreement that is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, (iv) such Indebtedness does not mature earlier than 365 days after the Latest Maturity Date, (v) such Indebtedness does not require the payment of any principal or interest in cash prior to the Latest Maturity Date and (vi) the restrictions in the definitive documentation governing such Indebtedness are not more restrictive, taken as a whole, than the restrictions contained in this Agreement;

provided, however, that the principal amount of Indebtedness incurred by the Borrower and/or any of its Subsidiaries pursuant to clauses (d), (e), (g), (i) and/or (j) of this Section 6.01 shall not exceed $35,000,000 in the aggregate at any one time outstanding.

For purposes of determining compliance with this Section 6.01 or Section 6.06, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Effective Date, on the Effective Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Effective Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of its incurrence.

In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence. “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the accretion of original issue discount, or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

SECTION 6.02 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created pursuant to the Loan Documents;

(b) Permitted Liens;

(c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the Effective Date and (other than Liens that secure obligations of less than $100,000 individually or $2,500,000 in the aggregate) set forth on Schedule 6.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries other than proceeds and products thereof and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals, modifications, restatements, replacements and combinations thereof that do not increase the outstanding principal amount thereof or commitment therefor, in each case, as in effect on the Effective Date and any Permitted Refinancing Increase;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests and the Indebtedness secured thereby are incurred prior to, at the time of or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and any Permitted Refinancing Increase and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary other than proceeds and products of such fixed or capital assets;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d), (e) or (j), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary other than proceeds and products of such acquired assets and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the original outstanding principal amount thereof beyond any Permitted Refinancing Increase;

(f) Liens as a result of the filing of UCC financing statements as precautionary measure in connection with leases, operating leases or consignment arrangements;

(g) Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02 (other than Section 6.02(n)); provided that (i) such Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced) and (ii) except as contemplated by the definition of “Permitted Refinancing Indebtedness,” the aggregate principal amount of Indebtedness secured by such Lien is not increased;

(h) Liens securing Indebtedness or other obligations not prohibited hereunder, in each case of the Borrower or a Subsidiary owed to the Borrower or a Subsidiary; provided that no Loan Party shall grant a Lien in favor of a non-Loan Party;

(i) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary on deposit with or in possession of such bank and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(j) [reserved];

(k) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(l) Liens solely on any cash money deposits made by the Borrower or any Subsidiary pursuant to merger agreements, stock or asset purchase agreements and Liens on assets to be disposed of pending a Disposition permitted hereunder of such assets pursuant to any asset purchase agreement or similar agreement;

(m) Liens securing Indebtedness incurred under Section 6.01(h); and

(n) Liens not otherwise permitted by this Section 6.02 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $20,000,000; provided that (x) up to $10,000,000 of such amount may be secured by Liens that attach only to specific assets or property and (y) all other Liens incurred under this clause (n) shall be junior to the Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement that is in form and substance satisfactory to the Administrative Agent and the Required Lenders .

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described above but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described above, the Borrower may, in its sole discretion, classify such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of classification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof).

SECTION 6.03 Mergers, Consolidations, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation or division, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or undergo an LLC Division, except that:

(a) any Subsidiary may be merged or consolidated with or into the Borrower, so long as the Borrower is the surviving entity;

(b) any Subsidiary may be merged or consolidated with or into any other Subsidiary, so long as if any Subsidiary party to such transaction is a Loan Party, the surviving entity thereof is a Loan Party;

(c) the Borrower and any Subsidiary may merge or consolidate with any other Person in a transaction in which (i) the Borrower is the surviving or continuing Person or (ii) only with respect to a Subsidiary, (x) a Loan Party is the surviving or continuing Person or (y) the Subsidiary is not the surviving Person but such merger or consolidation is permitted under Section 6.04; and

(d) any Subsidiary may be wound up, dissolved or liquidated if the Borrower determines in good faith such winding up, liquidation or dissolution is in the best interests of the Borrower and not materially disadvantageous to the Lenders and all assets (if any) of such Subsidiary are transferred to a Loan Party prior to such wind up, dissolution or liquidation.

SECTION 6.04 Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to Dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, except:

(a) damaged, obsolete, unusable, surplus, used or worn out property, tools or equipment no longer used or useful in its business;

(b) any inventory or other property sold or disposed of in the ordinary course of business and for fair consideration;

(c) Dispositions to the Borrower or a Subsidiary, including the sale or issuance by the Borrower or any Subsidiary of any equity interests of any Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be an Investment in a Subsidiary that is not a Loan Party permitted by Section 6.06 or (iii) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for fair market value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.06;

(d) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property to the Borrower or any wholly owned Subsidiary of the Borrower that is a Loan Party;

(e) the Capital Stock of any Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower that is a Loan Party;

(f) [reserved];

(g) Dispositions of property by the Borrower or any Subsidiary to effect Sale/Leaseback Transactions permitted under Section 6.12;

(h) Dispositions to effect transactions permitted pursuant to Sections 6.02, 6.03 (other than Section 6.03(c)(y)) and 6.07;

(i) the abandonment, allowance to lapse or expiration of intellectual property in the ordinary course of business;

(j) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(k) Dispositions of defaulted receivables in the ordinary course of business or in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeding;

(l) Dispositions of assets resulting from condemnation or casualty events;

(m) Dispositions of property by the Borrower or any Subsidiary if immediately after giving effect to such Disposition, (i) the aggregate consideration received by the Borrower and its Subsidiaries for such Disposition shall be in an amount at least equal to the fair market value (as reasonably determined by the Borrower in good faith) thereof (measured either, at the option of the Borrower, at the time of the Disposition or as of the date of the definitive agreement with respect to such Disposition) and (ii) at least 75% of the aggregate consideration for such Disposition shall be paid in cash or Cash Equivalents, provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(A) (i) instruments, notes, securities or other obligations received by the Borrower or such Subsidiary from the purchaser that within 180 days of the closing is converted by the Borrower or such Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received and (ii) any cash payments received with respect to instruments, notes, securities or other obligations referred to in clause (i) immediately above within 180 days of such Disposition;

(B) the assumption by the purchaser of Indebtedness or other obligations or liabilities (as shown on the Borrower’s most recent balance sheet or in the footnotes thereto) of the Borrower or a Subsidiary pursuant to operation of law or a customary novation or assumption agreement; and

(C) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in the Disposition, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $5,000,000 (with the fair market value (as reasonably determined by the Borrower in good faith) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(n) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual, tort or other claims of any kind or any settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former directors, officers, or employees of the Borrower or` any Subsidiary or any of their successors or assigns;

(o) the unwinding or termination of any Hedging Agreement;

(p) leases of real or personal property and non-exclusive licenses and sub-licenses of intellectual property, in each case, in the ordinary course of business which do not materially interfere with the business of the Borrower and its Subsidiaries; and

(q) Dispositions for fair market value (as reasonably determined by the Borrower in good faith) of non-core assets acquired in connection with an Acquisition permitted hereunder by the Borrower or any Subsidiary, provided that the marketing of such Disposition commences within 90 days of such Acquisition, and provided, further, that such non-core assets are designated at time of the Acquisition by the Borrower in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Subsidiaries or any of their respective businesses.

SECTION 6.05 Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related, complementary, adjacent, incidental or ancillary thereto and vertical or horizontal reasonably related expansions thereof.

SECTION 6.06 Investments and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, make or suffer to exist any Investment in any Person or purchase, except:

(a) Cash and Cash Equivalents;

(b) Investments (other than Investments permitted under clauses (a) and (c) of this Section) existing on the Effective Date and set forth on Schedule 6.06 and any Investment that replaces, refinances or refunds any Investment made pursuant to this Section 6.06(b); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the date hereof or (y) as otherwise permitted hereunder;

(c) (i) Investments by any Loan Party in any other Loan Party; and (ii) Investments by the Borrower or any Subsidiary in any Subsidiary that is not a Loan Party; provided that (x) any Investment made by any Subsidiary that is not a Loan Party in any Loan Party shall be unsecured and subordinated in right of payment to the Guaranteed Obligations pursuant to an intercompany note in form and substance acceptable to the Administrative Agent and the Required Lenders and (y) Investments by Loan Parties in Subsidiaries that are not Loan Parties shall (A) not exceed $60,000,000 in the aggregate in any fiscal year (measured when such Investment is made) and (B) be limited to Investments in Foreign Subsidiaries to fund operating expenditures thereof that are incurred in the ordinary course of business and are consistent with past practices;

(d) Indebtedness permitted by Section 6.01 (other than Section 6.01(c));

(e) purchases of inventory and other property to be sold or used in the ordinary course of business;

(f) Acquisitions after the Effective Date by the Borrower or any other Loan Party; provided that (i) if such Acquisition is an acquisition of Capital Stock of a Person, such Acquisition shall not be opposed by the board of directors (or similar governing body) of such Person and shall, to the extent required by the terms hereof, become a Loan Party in accordance with this Agreement, (ii) no Default or Event of Default shall have then occurred and be continuing or would result therefrom, (iii) after giving effect to such Acquisition on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.75 to 1.00, in each case, as of the last day of the most recently ended Reference Period and (iv) prior to the consummation of any such Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clauses (ii) and (iii) above and certifying that the conditions set forth in this clause (f) with respect to such Acquisition have been satisfied (any Acquisition that satisfies the requirements of this clause (f), a “Permitted Acquisition”);

(g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and Investments (including debt obligations) received by the Borrower and its Subsidiaries in connection with the bankruptcy or reorganization of suppliers and/or customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and/or suppliers arising in the ordinary course of business;

(h) Investments under (i) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (ii) Permitted Bond Hedge Transactions;

(i) bona fide loans and advances to employees and officers of the Borrower and its Subsidiaries for the purpose of paying payroll, travel and related expenses and other loans and advances incurred for proper business purposes of the Borrower or such Subsidiary;

(j) Investments received by the Borrower and its Subsidiaries in connection with any Disposition permitted by Section 6.04;

(k) Investments held by any Person that becomes a Subsidiary after the Effective Date; provided that (i) such Investments exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) such Investments shall not be increased after such time unless such increase is permitted by another clause of this Section;

(l) other Investments after the Effective Date; provided that (i) at the time of any such Investment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Investment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.00 to 1.00, in each case, as of the last day of the most recently ended Reference Period;

(m) Investments in an aggregate amount not to exceed the Available Amount; provided that (i) at the time of any such Investment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Investment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.50 to 1.00, in each case, as of the last day of the most recently ended Reference Period;

(n) Investments received in compromise or resolution of litigation, arbitration or other disputes;

(o) endorsements for collection or deposit in the ordinary course of business;

(p) (i) Investments made pursuant to surety bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, performance bonds, bid bonds, substituting appeal bonds, related letters of credit and similar obligations are permitted under this Agreement and (ii) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations or to secure liabilities to insurance carriers under insurance arrangements, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases or for payment of rent, in each case entered into in the ordinary course of business;

(q) outstanding accounts payable owed to the Creators and Recoupable Payments in the ordinary course;

(r) Investments to the extent that the payment for such Investments is made solely with newly issued equity interests of the Borrower the proceeds of which were not included in determining the Available Amount; and

(s) in addition to Investments otherwise expressly permitted by this Section 6.06, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost on the date such Investment was made) not to exceed $15,000,000 (measured at the time of such Investment) at any time outstanding during the term of this Agreement.

For the avoidance of doubt, if any Investment is made in any Subsidiary of the Borrower that at the time of such Investment was not a Loan Party and was incurred pursuant to Section 6.06(c) and such Subsidiary subsequently becomes a Loan Party, such Investment shall at the time that such Subsidiary constitutes a Loan Party be deemed to constitute an incurrence of a new Investment in the amount thereof under Section 6.06(c)(i) and such amount thereof shall be restored to the amounts in Section 6.06(c)(iii).

SECTION 6.07 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower and each Subsidiary may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock (other than Disqualified Stock);

(b) the purchase, redemption or other acquisition or retirement for value of equity interests of the Borrower held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members) of the Borrower or any of its Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the equity interests were issued; provided that the aggregate cash consideration paid therefor after the date hereof in any fiscal year does not exceed $2,000,000;

(c) cash payments in lieu of fractional shares or equity interests upon the repurchases of equity interests in connection with the withholding of a portion of the equity interests granted or awarded to a director or an employee of the Borrower to pay for the taxes payable by such director or employee upon such grant or award;

(d) so long as no Event of Default shall have occurred and is continuing or would result therefrom, other Restricted Payments made pursuant to this Section 6.07(d) in an amount not to exceed $5,000,000;

(e) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or giving of the redemption notice therefor if, at the date of declaration or giving of the redemption notice therefor, such payment or redemption would be permitted under this Section 6.07;

(f) the Borrower may make Restricted Payments after the Effective Date; provided that, (i) at the time of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 2.25 to 1.00, in each case, as of the last day of the most recently ended Reference Period; and

(g) the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount, provided that (x) at the time of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (y) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 6.11 recomputed as of the last day of the most recently ended Reference Period and (z) after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 2.50 to 1.00, in each case, as of the last day of the most recently ended Reference Period; and

(h) (i) any payments in connection with a Permitted Bond Hedge Transaction and (ii) the settlement of any related Permitted Warrant Transaction (A) by delivery of shares of the Borrower’s Capital Stock upon settlement thereof or (B) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof in Capital Stock upon any early termination thereof;

provided that nothing herein shall be deemed to prohibit (x) the payment of dividends by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder) and (y) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options or warrants.

SECTION 6.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s length basis from a Person that is not an Affiliate;

(b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate;

(c) any Investment permitted by Section 6.06;

(d) any Restricted Payment permitted by Section 6.07;

(e) [reserved];

(f) the payment of reasonable and customary (as determined in good faith by the Borrower) regular fees, compensation, indemnification and other benefits to current, former and future directors of the Borrower or a Subsidiary who are not employees of the Borrower or such Subsidiary, including reimbursement or advancement of reasonable and documented out-of-pocket expenses and provisions of liability insurance;

(g) loans or advances to officers, directors or employees of the Borrower in the ordinary course of business of the Borrower or its Subsidiaries or otherwise made on their behalf in an amount not to exceed $2,000,000 in the aggregate;

(h) any issuance of equity interests of the Borrower or any capital contribution to the Borrower or any of the Subsidiaries;

(i) payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable to the Borrower and its Subsidiaries in any material respect, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered into by the Borrower and its Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand; and

(j) any Affiliate who is a natural person may serve as an employee or director of the Borrower and its Subsidiaries and receive reasonable compensation for his services in such capacity, which compensation may be paid directly to any entity with which such Affiliate is affiliated.

SECTION 6.09 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; except:

(i) restrictions and conditions imposed by law or by this Agreement;

(ii) restrictions and conditions existing on the Effective Date set forth on Schedule 6.09 (and any extension or renewal, or any amendment or modification, thereof not expanding the scope of, any such restriction or condition);

(iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder;

(iv) (with respect to clause (a) above) (x) restrictions or conditions imposed by any secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and other Indebtedness permitted by this Agreement to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement and (y) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(v) restrictions and conditions which are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower so long as such restrictions or conditions were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower;

(vi) customary restrictions and conditions contained in the document relating to any consensual Lien, so long as (i) such Lien is permitted by Section 6.02 and such restrictions or conditions relate only to the specific asset(s) subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures or the equity interests therein;

(viii) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(ix) restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business;

(x) (with respect to clause (a) above) provisions in any lease or lease agreement, or any restrictions or conditions imposed by any landlord, prohibiting or restricting the granting, creation or incurrence of any liens on any premises leased by the Borrower or any of its Subsidiaries; and

(xi) provisions in any agreement evidencing an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the obligations referred to in this Section 6.09; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, not materially less favorable to the Loan Party with respect to such limitations than those applicable pursuant to such obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10 Optional Payments and Modifications of Subordinated Debt.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Indebtedness (collectively, “Restricted Debt Payments”), except:

(i) payments of regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to subordinated Indebtedness that are prohibited by the subordination provisions thereof) and, to the extent the Term Loan Maturity Date (in each case, as determined as of the date of incurrence of such subordinated Indebtedness) is extended pursuant to the terms hereof, payments of principal at scheduled maturity of such subordinated Indebtedness;

(ii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Indebtedness (x) with the net cash proceeds of, or in exchange for, any Permitted Refinancing Indebtedness, (y) in exchange for, or out of the proceeds of, a substantially concurrent cash or non-cash contribution (within 60 days deemed as substantially concurrent) to the capital of the Borrower or a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of equity interests of the Borrower or (z) other than with respect to Indebtedness incurred pursuant to Section 6.01(f), in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within 360 days of the date of such repayment, prepayment, redemption, repurchase, defeasance, acquisition or retirement.

(iii) Restricted Debt Payments, provided that (i) at the time of any such Restricted Debt Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to any such Restricted Debt Payment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 2.25 to 1.00 as of the last date of the most recently ended Reference Period; and

(iv) Restricted Debt Payments in an aggregate amount not to exceed the Available Amount, provided that (x) at the time of any such Restricted Debt Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (y) after giving effect to any such Restricted Debt Payment on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 6.11 recomputed as of the last day of the most recently ended Reference Period and (z) after giving effect to any such Restricted Debt Payment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 2.50 to 1.00 as of the last date of the most recently ended Reference Period.

(b) The Borrower will not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (taken as a whole) of any Junior Indebtedness in any manner materially adverse to the interests of the Administrative Agent or the Lenders.

(c) The Borrower shall not, and shall not permit any of its Subsidiaries to, make any cash payment to the holders of Convertible Indebtedness, or otherwise in respect of Convertible Indebtedness, upon conversion, exchange or settlement thereof (other than cash in lieu of fractional shares), unless the Excess Cash of the Borrower immediately before and after such cash payment exceeds 110% of the aggregate principal amount of Term Loans outstanding at such time.

SECTION 6.11 Financial Covenants.

(a) Minimum Consolidated Adjusted EBITDA. The Borrower shall not permit its Consolidated Adjusted EBITDA for each Reference Period, as of the last day of such Reference Period as set forth in the table below, to be less (or more negative, as applicable) than the amount set forth opposite such date in the table below:

Last Day of Reference Period	Consolidated Adjusted EBITDA
December 31, 2021	($25,000,000)
March 31, 2022	($20,000,000)
June 30, 2022	($10,000,000)
September 30, 2022	($5,000,000)
December 31, 2022	$0
March 31, 2023	$3,500,000
June 30, 2023	$7,000,000
September 30, 2023	$10,500,000
December 31, 2023	$15,500,000
March 31, 2024	$17,000,000
June 30, 2024	$18,500,000
September 30, 2024	$22,500,000
December 31, 2024 and thereafter	$25,000,000

(b) Minimum Excess Cash. The Borrower shall not permit its Excess Cash to be less than (a) $75,000,000 as of each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, in each case, solely to the extent any Delayed Draw Term Loans are outstanding as of such date and (b) $50,000,000 as of the end of each fiscal quarter ending thereafter.

SECTION 6.12 Sale-Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a “Sale/Leaseback Transaction”), except for Sale/Leaseback Transactions by the Borrower and its Subsidiaries of real property having a fair market value not exceeding $7,500,000 (measured at the time such Sale/Leaseback Transaction has occurred).

SECTION 6.13 Changes in Fiscal Periods. The Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

SECTION 6.14 Amendments to Organizational Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend its organizational documents, other than amendments that do not adversely affect in any material respect the Administrative Agent’s lien and security interest under the Security Documents.

SECTION 6.15 Use of Proceeds. The Borrower will not use, and, to the knowledge of the Borrower, the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c) any representation or warranty made or deemed made by the Borrower or any other Loan Party in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document required to be delivered in connection with this Agreement or any other Loan Document or any such amendment, modification or waiver, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03 (with respect to the existence of the Borrower), 5.10 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness of the Borrower or any of its Subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than any Excluded Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than any Excluded Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary (other than any Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, or (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than any Excluded Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors;

(j) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $10,000,000 (not covered by insurance where the carrier has not denied responsibility) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed or bonded;

(k) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) a Change in Control shall occur; or

(a) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party, (ii) at any time after the execution and delivery thereof, the Guaranty Agreement, for any reason other than the satisfaction in full of all Guaranteed Obligations or the expiration or termination in accordance with its terms, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Loan Party shall contest the validity, enforceability, perfection or priority of the Guaranty, any Loan Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party, or (iii) this Agreement or any Loan Document purporting to grant a Lien on a material portion of the Collateral shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except (x) as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral (except as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificate, promissory note or other instrument delivered to it under any Security Document or (B) file Uniform Commercial Code continuation statements; (provided that in the case of each of subclauses (A) and (B) the Loan Parties shall have taken such remedial action as the Administrative Agent may reasonably request; provided, further, that nothing in subclauses (A) and (B) shall be deemed to impose any duties on the Administrative Agent disclaimed by Section 8.03(a)(vi) of this Credit Agreement));

then, and in every such event (other than any event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including the Applicable Prepayment Premium, all PIK Interest and the Deferred Upfront Fee), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01 Authorization and Action.

(a) Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such rights, powers, and remedies as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental or related thereto.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Each Secured Party, whether or not a party hereto, will be deemed, by accepting the benefits of the Guaranty and the Security Documents, to have agreed to this Article VIII. Without limiting the generality of the foregoing, the Lenders, and by accepting the benefits of the Guaranty and the Security Documents, any other Secured Parties, hereby expressly authorize the Administrative Agent to (i) execute any and all documents (including releases) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Secured Parties and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Secured Party. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Secured Party hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Secured Party’s behalf.

(c) The duties of the Administrative Agent shall be mechanical and administrative in nature; and the Administrative Agent shall not have, by reason of any Loan Document, a fiduciary relationship in respect of any Lender or any Secured Party. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) The provisions of this Article VIII (other than the Borrower’s consent rights in Section 8.06) are solely for the benefit of the Administrative Agent, the Lenders, and the other Secured Parties, and no Loan Party or any of its Affiliates has rights as a third party beneficiary of any of such provisions.

SECTION 8.02 Limitation on Duties.

The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties or obligations, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary actions and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, pursuant to the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency, reorganization, or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that if the Administrative Agent so requests, it shall first be indemnified and provided with adequate security to its sole satisfaction (including reasonable advances as may be requested by the Administrative Agent) by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action; provided, further, that the Administrative Agent may seek clarification or further direction from the Required Lenders prior to taking any such directed action and may refrain from acting until such clarification or further direction has been provided.

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, pursuant to the Loan Documents) (and such consent or request and such action or action not taken pursuant thereto shall be binding upon all the Lenders) or (B) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment (which shall not include any action taken or omitted to be taken in accordance with clause (i), for which the Administrative Agent shall have no liability);

(v) shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default and stating that such notice is a “notice of default” is given to the Administrative Agent by the Borrower or a Lender;

(vi) shall not be responsible or liable for or have any duty to ascertain or inquire into (A) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, the use of proceeds of the Loans, or the occurrence of any Default or Event Default, (D) the execution, validity, enforceability, effectiveness, genuineness, collectibility or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, preservation, perfection, maintenance or continuation of perfection, or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, (F) whether the Collateral exists, is owned by Borrower or its Subsidiaries, is cared for, protected, or insured or has been encumbered, or meets the eligibility criteria applicable in respect thereof, (G) the satisfaction of any condition set forth in Article IV or elsewhere, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (H) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations; and

(vii) shall not have any liability arising from confirmations of the amount of outstanding Loans or any component amounts thereof.

(b) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(c) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or its Related Parties to expend or risk their own funds or otherwise incur any financial liability in the performance of any duties or in the exercise of any rights or powers hereunder or thereunder.

(d) If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement or any other Loan Document, or the Administrative Agent is in doubt as to the action to be taken hereunder, the Administrative Agent may, at its option, after sending written notice of the same to the other parties to this Agreement, refuse to act until such time as it receives a final non-appealable order of a court of competent jurisdiction directing the Administrative Agent, as applicable, to take such action.

(e) The Administrative Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document, in each case, arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(f) For the avoidance of doubt, and without limiting the other protections set forth in this Article VIII, with respect to any determination, designation, or judgment to be made by the Administrative Agent herein or in the other Loan Documents, the Administrative Agent shall be entitled to request that the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, pursuant to the Loan Documents) make or confirm such determination, designation, or judgment.

(g) The Administrative Agent shall not be deemed to have notice of any Obligations described in clauses (b) or (c) thereof unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request.

SECTION 8.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, orders, request, certificate, consent, statement, instrument, letter, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the

Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such co-agents, sub-agents and attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. All provisions of this Article VIII and Article IX (including Section 9.03) and all other rights, privileges, protections, immunities, and indemnities granted to the Administrative Agent hereunder and under the other Loan Documents shall apply to any such co-agents, sub-agents and attorneys-in-fact, and to the Related Parties of the Administrative Agent and any such co-agents, sub-agents and attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any such co-agents, sub-agents and attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such co-agents, sub-agents and attorneys-in-fact.

SECTION 8.06 Resignation of Agent; Successor Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed (provided that the Borrower shall be deemed to have consented unless the Borrower shall object thereto by written notice to the Administrative Agent within ten Business Days after having received request for consent thereto) and shall not be required upon the occurrence and during the continuation of an Event of Default under clauses (a), (b), (h) or (i) of Article VII), to appoint a successor Administrative Agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of a Lender (in each case, other than a Disqualified Lender or a Defaulting Lender); provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 8.06 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 8.06.

(b) Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 and all other rights, privileges, protections, immunities, and indemnities granted to the Administrative Agent hereunder shall continue in effect for the benefit of such retiring Administrative Agent, its co-agents, sub-agents and attorneys-in-fact and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or as collateral agent under Section 8.06(a).

(c) Any corporation or association into which Wilmington Trust, National Association, may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which Wilmington Trust, National Association is a party, will be and become the successor Administrative Agent under this Agreement and will have and succeed to the rights, privileges, protections, immunities, and indemnities of the Administrative Agent hereunder and the other Loan Documents, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges that the Administrative Agent and its Related Persons have made no representation or warranty to it, and that no act by the Administrative Agent or its Related Parties hereinafter taken shall be deemed to constitute any representation or warranty by the Administrative Agent or its Related Parties to any Lender. Each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, the other Loan Documents, or the Transactions contemplated hereby.

(b) Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent and its Related Parties shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person party to a Loan Document that may come into the possession or control of the Administrative Agent or its Related Parties.

SECTION 8.08 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Related Parties and all other amounts due the Lenders and the Administrative Agent under Sections 2.13, 2.14, 2.16, 2.18, and 9.03 and Article VIII) allowed in such proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Related Parties, and any other amounts due to the Administrative Agent and its Related Parties under the Loan Documents (including all amounts due under Sections 2.13, 2.18, and 9.03 and Article VIII).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.09 Lender Direction.

Each Lender authorizes and directs the Administrative Agent to enter into, and agrees to be bound by, this Agreement, the Security Documents, and the other Loan Documents, including, without limitation, each Loan Document to be executed by the Administrative Agent and set forth on Schedule 5.12 hereto. Each Lender hereby acknowledges and agrees that (x) the foregoing instructed actions constitute an instruction from all the Lenders under this Section and (y) this Article VIII and Sections 9.03 and any other rights, privileges, protections, immunities, and indemnities in favor of the Administrative Agent hereunder apply to any and all actions taken or not taken by the Administrative Agent in accordance with such instruction. Each Lender agrees that any action taken by the Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by the Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

SECTION 8.10 Survival.

The agreements in this Article VIII shall urvive the resignation or replacement of the Administrative Agent, the termination of the Commitments, the repayment, satisfaction or discharge of all obligations under any Loan Document, and the termination of this Agreement.

SECTION 8.11 Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) The Borrower acknowledges that (a) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive information of a type that would constitute material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower agrees that (w) at the reasonable request of the Administrative Agent, Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” the Borrower acknowledges that the Administrative Agent and the Lenders may treat such Communications as not containing any information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Communications constitute confidential information, they shall be treated as such as set forth in Section 9.12); (y) all Communications marked “PUBLIC” may at the election of Administrative Agent be made available through a portion of the Approved Electronic Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not marked as “Public Investor.”

(d) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain information of a type that would constitute material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Approved Electronic Platform or otherwise, such Public Lender acknowledges that (i) the Administrative Agent and other Lenders may have access to such information and (ii) neither the Borrower nor the Administrative Agent or other Lender with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.

(e) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(f) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(g) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(h) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.12 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Required Lenders on behalf of the Secured Parties in accordance with the terms thereof.

(b) The Secured Parties irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02.

SECTION 8.13 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. For the avoidance of doubt, in connection with any credit bid, the Administrative Agent shall be entitled to all rights, privileges, protections, immunities, and indemnities afforded to the Administrative Agent under this Agreement and the other Loan Documents. The Administrative Agent shall not be required to take title to any Collateral in its own name without its prior written consent.

SECTION 8.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) acknowledges, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that none of the Administrative Agent nor any of their respective Affiliates (A) is or will be a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), or (B) is undertaking to provide investment advice to such Lender in connection with the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, (i) if to the Borrower or the Administrative Agent as set forth in Schedule 9.01; and (ii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Change of Address, Etc. Any party hereto may change its address, electronic mail address, telephone number or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders (with a copy to the Administrative Agent) or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders (except that in the case of an amendment, consent or waiver to cure any manifest ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, such amendment, consent or waiver shall be effective if it is in writing and signed by the Administrative Agent and the Borrower and is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof); provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of each Lender directly adversely affected thereby;

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than the waiver of the application of the default rate of interest pursuant to Section 2.14(c) which shall only require the consent of the Required Lenders), or reduce any fees payable hereunder, without the written consent of each Lender directly adversely affected thereby;

(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly adversely affected thereby, it being understood that the waiver (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(iv) change Section 2.19(b), (c) or (d) or Section 6.06 of the Security Agreement in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or other Secured Party affected thereby;

(v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby; or

(vi) release all or substantially all of the Subsidiary Guarantors from their Guaranteed Obligations or all or substantially all of the Collateral, in each case without the written consent of each Lender;

and provided further that (x) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof, and (y) no such agreement shall amend, modify or otherwise affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent without the prior written consent of the Administrative Agent.

In addition, (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower, and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, Guaranty Agreement or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) as contemplated by Section 2.24 with only the consent of such parties as is provided for by such Sections.

Except as otherwise provided in this Section with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and the Lenders, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders (limited to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) and, to the extent necessary, one law firm acting as special outside counsel in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved], and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent or any Lender, including the fees, disbursements and other charges of any counsel for the Administrative Agent or any Lender (limited to Akin Gump and, to the extent necessary, one law firm acting as special outside counsel in each relevant jurisdiction and, solely in the event of an actual or perceived conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring, forbearance or negotiations in respect thereof; provided that, in the event any other Person becomes a successor Administrative Agent in accordance with Section 8.05, this Section 9.03 shall also require the Borrower to reimburse all reasonable and documented fees, disbursements and charges of counsel to such successor Administrative Agent in connection with any of the foregoing (it being understood that Akin Gump shall continue to serve as legal counsel for the Lenders and nothing in this proviso shall limit the Borrower’s obligations under this Section 9.03(a) to otherwise reimburse all reasonable and documented fees, disbursements and other charges of Akin Gump, as counsel to the Lenders, including after the appointment of such successor Administrative Agent).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits and related costs, expenses and disbursements, including the fees, charges and disbursements of any counsel (limited to a single outside counsel to the Administrative Agent and its Indemnitees and a single outside counsel to the Lenders and their Indemnities, taken as a whole, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to the Administrative Agent and its Indemnitees, one

local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) to the Lenders and their Indemnitees taken as a whole, and, solely in the event of an actual or perceived conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), to each group of similarly situated affected Indemnitees taken as a whole) for any Indemnitee, incurred by or asserted against any Indemnitee or to which any Indemnitee may become subject, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement and the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that, with respect to the Lenders and their Related Parties, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Parties as determined by a court of competent jurisdiction by final and nonappealable judgment, (y) a material breach by such Indemnitee or any of its Related Parties of its obligations under this Agreement or any other Loan Document determined by a court of competent jurisdiction by final and nonappealable judgment, or (z) a dispute arising solely among Indemnitees (other than any dispute with an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or a Related Party of the Administrative Agent or any other similar role under any Loan Document) not arising out of any act or omission on the part of the Borrower or its Affiliates; provided, further, that with respect to the Administrative Agent and its Related Parties, such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c) Reimbursement by Lenders. To the extent the Administrative Agent or any of its Indemnitees is not reimbursed and indemnified by the Borrower, each Lender severally agrees to reimburse and indemnify the Administrative Agent and its Indemnitees, in proportion to such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expenses or indemnity payment is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, fees, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or any of its Indemnitees in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that, as to any such Indemnitee, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, fees, costs, expenses or disbursements resulting from such Indemnitee’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, neither the Borrower, the Administrative Agent, any Loan Party or any Lender shall assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, or the use of the proceeds thereof; provided that nothing in this clause (d) shall limit the obligations of the Borrower to indemnify an Indemnitee against special, indirect, consequential or punitive damages to the extent required under Section 9.03(b).

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f) For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes resulting from any non-Tax claim, shall be covered by Section 2.18 and shall not be covered by this Section 9.03.

SECTION 9.04 Successors and Assigns; Participations.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, other than a natural person, a Disqualified Lender, any Loan Party or any of its Affiliates, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (x) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or (y) if an Event of Default has occurred and is continuing, an assignment to any Person (other than a natural Person or a Disqualified Lender); provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, (1) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for any assignment to an assignee that is not a Lender or an Affiliate of a Lender (provided that the Administrative Agent may, in its sole discretion, elect to reduce or waive such processing and recordation fee in the case of any assignment) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent the applicable tax forms required by Section 2.18(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) Maintenance of Register. The Administrative Agent, acting for this purpose solely as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and by any Lender with respect to Loans and other Obligations which are held by such Lender only, at any reasonable time and from time to time upon reasonable prior notice.

(v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the applicable tax forms required by Section 2.18(e), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations.

(i) Participations Generally. Any Lender may, without the consent of the Borrower, the Administrative Agent, sell participations to one or more banks or other entities (other than to a natural person, a Disqualified Lender or any Loan Party or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16 and 2.18 (subject to the requirements and limitations of such Sections, including the requirement to provide the forms and certificates pursuant to Section 2.18(e) (it being understood that the documentation required under Section 2.18(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other obligations under this Agreement), except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower and the Lenders expressly acknowledge that the Administrative Agent (in its capacity as such or other agent hereunder) shall not have any obligation to monitor whether participations are made to Disqualified Lenders or natural persons and none of the Borrower or the Lenders will bring any claim to such effect.

(ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrower’s prior written consent (such consent not to be unreasonably withheld, it being understood that the Borrower may withhold its consent if such participation could be reasonably expected to result in any increase in the Borrower’s payment obligations under Section 2.16 or 2.18) or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.18 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) as though it were a Lender.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Lender or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) No Assignments to Certain Persons. Notwithstanding anything herein to the contrary, no assignment made and no participations sold pursuant to this Section 9.04 shall be made or sold, as applicable, to (i) any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (ii) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (iii) a Disqualified Lender.

(f) Disqualified Lenders.

(i) If any assignment or participation under this Section 9.04 is made to any Disqualified Lender without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loan held by such Disqualified Person, purchase such Loan and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) [reserved], (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this Section 9.04 shall be required with any assignment pursuant to this paragraph) and (IV) in no event shall such Disqualified Person be entitled to receive amounts to which it would otherwise be entitled under Section 2.14(c). Further, whether or not the Borrower has taken any action described in the preceding sentence, no Disqualified Person identified by the Borrower to the Administrative Agent (A) shall be permitted to (x) receive information (including financial statements) provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class or all Lenders have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect commenced by or against the Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.04(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(ii) Notwithstanding anything to the contrary herein, the Borrower and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender or Disqualified Person and the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Lender or Disqualified Person (regardless of whether the consent of the Administrative Agent is required thereto), and none of the Borrower, any Lender, or their respective Affiliates will bring any claim to such effect.

(iii) Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Effective Date or as of the effective date of the applicable Assignment and Assumption that (A) it is not a Disqualified Lender, it being acknowledged by the Loan Parties, the Lenders and the other Guaranteed Parties that the Administrative Agent will be entitled to rely on such representations and warranties set forth in this clause (A) without any diligence in respect to the accuracy of such representations and warranties and any breach of such representations and warranties by such Lender will not give rise to any liability on the part of the Administrative Agent; and (B) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or replacement of the Administrative Agent or any assignment of rights by a Lender, the repayment of the Loans and other Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding the foregoing, no amounts received from any Loan Party shall be applied to any Excluded Hedging Obligations of such Loan Party.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document will prevent the Administrative Agent or any Lender from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established.

(c) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) solely in connection with the Loan Documents and the transactions contemplated thereby, to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, independent auditors, legal counsel and other experts and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) pursuant to the order of any court or administrative agency or in any legal, administrative or judicial proceeding where, in the reasonable judgment of the Administrative Agent or the applicable Lender disclosure is required by law or regulations (in which case, to the extent practicable and not prohibited by applicable law and other than with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examinations or regulatory authority, such Person shall notify you promptly thereof prior to such disclosure), (c) upon the request or demand of any governmental or other regulatory authority having jurisdiction over the Administrative Agent or any Lender or any of their respective Affiliates (in which case, to the extent practicable and not prohibited by applicable law and other than with respect to any audit or examination conducted by bank accountants or any governmental bank authority exercising examinations or regulatory authority, such Person shall notify you promptly thereof prior to such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its Subsidiaries and their respective obligations, in each case of this clause (f) other than a Disqualified Lender, provided that notwithstanding anything herein to the contrary, the disclosure of the Disqualified Lenders List to any assignee, Participant, prospective assignee, prospective Participant, or actual or prospective counterparty (or its advisors), regardless of whether such Person is a Disqualified Lender, shall be permitted, (g) with the consent of the Borrower (not to be unreasonably withheld or delayed), to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Loan Party or (z) was already in the possession of the Administrative Agent or any Lender or any of their respective Affiliates or is independently developed by any such Person, (i) for purposes of establishing a “due diligence” defense, and (j) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from any Loan Party relating to the Borrower and its Subsidiaries and their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from any Loan Party after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding any other provision of this Agreement or any other Loan Document, the provisions of this paragraph shall survive with respect to the Administrative Agent and each Lender until the earlier to occur of (i) the second anniversary of such Person ceasing to be a party to this Agreement or (ii) the Latest Maturity Date.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL PARTIES HERETO HEREBY ACKNOWLEDGE AND AGREE THAT THE APPROVED ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE INFORMATION OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE INFORMATION OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or the Loan Parties or their Subsidiaries have any liability to (as applicable) the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Information or notices through the Approved Electronic Platform, any other electronic messaging service or through the Internet, Intralinks or other similar electronic information transmission system, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment of a court to have resulted from the gross negligence or willful misconduct of the Administrative Agent or the Borrower, as applicable; provided, however, that in no event shall the Administrative Agent or any of its Related Parties or the Borrower have any liability to (as applicable) the Loan Parties or their Subsidiaries, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) in connection with the foregoing.

SECTION 9.13 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

SECTION 9.14 Collateral Matters; Release of Guarantees and Liens.

(a) Collateral Matters. Each Lender authorizes and directs the Administrative Agent to enter into the Security Documents contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document. Each Lender hereby agrees, and each holder of any note executed and delivered pursuant to Section 2.11(e) and each other Secured Party by the acceptance thereof will be deemed to agree that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Notwithstanding anything to the contrary contained in any of the Loan Documents, the Administrative Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or take any other action under any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof. No Specified Hedging Agreement will create (or be deemed to create) in favor of any counterparty that is a party to such Specified Hedging Agreement any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party except as expressly provided in this Agreement or any Security Document. By accepting the benefits of the Collateral, each counterparty pursuant to a Specified Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party.

(b) Release of Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrower having the effect of releasing any Collateral or Guaranteed Obligations in favor of the Administrative Agent in order to comply with any permitted restriction in connection with a Lien permitted under Section 6.02 (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.02 or (ii) under the circumstances in clause (c) below. The Lenders hereby confirm the Administrative Agent’s authority to release its Lien on particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section and the terms of the Guaranty Agreement. In each case as specified in this Section, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section and subject to receipt by the Administrative Agent of a certification of the Borrower as to such release being permitted pursuant to the terms of this Agreement or any other Loan Document (and the Administrative Agent may rely conclusively on such certification without further inquiry); provided that (x) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion or the opinion of its counsel, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse to or representation or warranty by the Administrative Agent, and (y) such release shall not in any manner discharge, affect or impair the Guaranteed Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary Guarantor in respect of) all interests retained by the Borrower or any Subsidiary Guarantor, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or representation or warranty by the Administrative Agent. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section.

(c) Release of Guaranty and Collateral. At such time as the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full in cash (other than obligations under or in respect of Specified Hedging Agreements, Cash Management Obligations or contingent indemnification obligations as to which no claim has been asserted), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents, the Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents and the Guaranty shall terminate, all without delivery of any instrument or performance of any act by any Person.

(d) Failure to Fund. The obligations of the Borrower hereunder including with respect to payment of any fees (including the Deferred Upfront Fee) and expenses shall terminate automatically and without any further action solely to the extent that the condition set forth in Section 4.02(a) is satisfied and the Lenders have not funded the Initial Term Loans by the 15th day after the Effective Date (a “Failure to Fund”). If a Failure to Fund occurs, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents, the Guaranty and all obligations of the Administrative Agent and each Loan Party under the Security Documents and the Guaranty shall terminate, all without delivery of any instrument or performance of any act by any Person. Further, the Administrative Agent will, at the Lenders’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section and subject to receipt by the Administrative Agent of a certification of the Borrower as to such release being permitted pursuant to the terms of this Agreement or any other Loan Document (and the Administrative Agent may rely conclusively on such certification without further inquiry). For the avoidance of doubt and notwithstanding anything in this clause (d) to the contrary, upon the Effective Date, each Lender party hereto has an obligation (a) to use commercially reasonable efforts to fund the Initial Term Loan within 3 Business Days after the Effective Date and (b) to fund the Initial Term Loan within 15 days after the Effective Date.

SECTION 9.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Loan Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and each of the Lenders each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Loan Party or any of their Affiliates, stockholders, creditors or employees or any other Person; (c) none of the Administrative Agent or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the any Lender has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Administrative Agent or the Lenders has any obligation to any Loan Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and none of the Administrative Agent or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Loan Party agrees that it will not assert any claim against the Administrative Agent or any Lender based on an alleged breach of fiduciary duty by the Administrative Agent or such Lender in connection with this Agreement, the other Loan Documents, or the Transactions contemplated hereby.

SECTION 9.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.17 Electronic Signatures. This Agreement, the Loan Documents, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any Loan Document (each a “Transmitted Document”), including Transmitted Documents required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party hereto agrees that any Electronic Signature on or associated with any Transmitted Document shall be valid and binding to the same extent as a manual, original signature, and that any Transmitted Document entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such party enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Transmitted Document may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Transmitted Document. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, a manually signed paper Transmitted Document which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Transmitted Document converted into another format, for transmission, delivery and/or retention. Each party hereto may, at its option, create one or more copies of any Transmitted Document in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Transmitted Documents in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party without further verification and (b) upon the request of any party hereto, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EVENTBRITE, INC.

By:
Name:
Title:

[Signature Page to Eventbrite Credit Agreement]

Wilmington Trust, National Association, as Administrative Agent

By:
Name:
Title:

[Signature Page to Eventbrite Credit Agreement]

FP EB AGGREGATOR, L.P., as a Lender

By Its General Partner
FP Credit Partners GP Management, LLC

By Its General Partner
Francisco Partners GP V Management, LLC

By:
Name:
Title:

[Signature Page to Eventbrite Credit Agreement]

Exhibit B

Amendment to Assignment & Assumption

[see attached]

EXHIBIT B

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of May 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EVENTBRITE, INC. (the “Borrower”), the Lenders party thereto and FP CREDIT PARTNERS, L.P., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1. For agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, as of the Effective Date identified on Schedule 1 hereto (the “Effective Date”), (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified on Schedule 1 hereto of all of such outstanding rights and obligations of the Assignor under the respective facilities identified on Schedule 1 hereto (each, individually, an “Assigned Facility”; collectively, the “Assigned Facilities”) (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

2. The Assignor represents and warrants that (a) it is the legal and beneficial owner of the Assigned Interest, (b) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (c) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.

3. The Assignor makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, except its representations and warranties set forth herein, (b) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) the financial condition of the Borrower, any of its Affiliates or any other obligor or (d) the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

4. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender and (iii) if it is not an existing Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and, on the basis of which, it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement or any Loan Document are required to be performed by it as a Lender including, if it is not an existing Lender, its obligation pursuant to Section 2.18(e) of the Credit Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee (including amounts which have accrued to the Effective Date).1

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Subsidiary Guarantors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[1]

Please take notice that, because the Borrower is permitted to pay interest in kind under the Credit Agreement, this Assignment and Assumption provides that all accrued interest (including pre-Effective Date accrued interest) is paid to the Assignee. The Assignor and the Assignee should consider taking this provision into account in their trade documentation.

8. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

9. THIS ASSIGNMENT AND ASSUMPTION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[Name of Assignee]	[Name of Assignor]

By:	By:
Name:	Name:
Title:	Title:

[Consented to and][2] Accepted for Recordation in the Register:	Borrower Consent (if required):

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent	[EVENTBRITE, INC.

By:	By:
Name:	Name:
Title:	Title:][3]

[2]	Administrative Agent consent required unless Assignee is a Lender, an Affiliate of a Lender or an Approved Fund.
[3]	Include if Borrower consent is required under the Credit Agreement.

Schedule 1

to Assignment and Assumption with respect to

the Credit Agreement, dated as of May 9, 2020,

among EVENTBRITE, INC. (the “Borrower”),

the Lenders party thereto

and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Assigned Interest:

Facility Assigned[4]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[5]
	$	$	%
	$	$	%
	$	$	%

[4]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Initial Term Commitment,” “Delayed Draw Term Commitment,” “Initial Term Loan,” “Delayed Draw Term Loan”).

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.